UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy Oil Corporation

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MURPHY OIL CORPORATION

2022 NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Annual Meeting of Stockholders to be held Wednesday, May 11, 2022

DELEVER
EXECUTE
EXPLORE
SECURING SHARED VALUES

MURPHY
OIL CORPORATION

Notice of Annual Meeting of Stockholders

Date: Wednesday, May 11, 2022 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2022

The 2022 Annual Meeting of Stockholders of Murphy Oil Corporation, a Delaware corporation, will be held on Wednesday, May 11, 2022, at 10:00 a.m. CDT, in a virtual-only format via live webcast at the www.virtualshareholdermeeting.com/MUR2022. The Proxy Statement is first sent to stockholders on or about March 25, 2022.

Matters to be voted on:

1	Election of Directors;

2	Advisory vote to approve executive compensation;

3	Approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2022; and

4	Such other business as may properly come before the meeting.

Record date:

Only stockholders of record at the close of business on March 14, 2022, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of all stockholders entitled to vote will be on file at the office of the Company, 9805 Katy Freeway, G-200, Houston, Texas 77024, at least ten days before the meeting.

Your vote is very important to us and to our business:

Prior to the meeting, you may submit your vote and proxy by telephone, mobile device, the internet, or, if you received your materials by mail, you can sign and return your proxy card. Instructions on how to vote can be found on page 57.

E. Ted Botner

Senior Vice President, General Counsel and Corporate Secretary

Murphy Oil Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2022:

We have elected to take advantage of the U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish proxy materials to the Company’s stockholders via the internet. These rules allow us to provide information that the Company’s stockholders need while lowering the costs and accelerating the speed of delivery and reducing the environmental impact of the Annual Meeting. This Proxy Statement, along with the Company’s Annual Report to Stockholders, which includes the Company’s Form 10-K report for the year ended December 31, 2021, are available via the internet at www.proxydocs.com/MUR.

2022 PROXY STATEMENT      i

 Murphy Oil at a Glance

Our Social and Environmental Sustainability

Our People

Competitive compensation and benefits along with an inclusive work environment help us to attract and retain talented people, the real strength of our Company.

A summary of employee benefits, which may vary by country, is listed below:

·	Medical, dental, and vision health care coverage

·	Paid leave for mothers and fathers for birth or adoption of a child

·	Additional paid personal time off for personal matters

·	Health Care Flexible Spending Account

·	401(k) Savings Plan with Company match

·	Defined-Benefit Pension Plan for all eligible employees

·	Life and AD&D Insurance Benefits

·	Employee Assistance Program

·	Employee Educational Assistance

·	Travel Assistance Program

·	Employee gift matching (as outlined in the Compensation Discussion & Analysis)

We continue to build upon our diversity, equity and inclusion efforts focusing on (i) building strategic recruiting relationships, (ii) training and development opportunities, (iii) exploring partnerships with minority and women-owned businesses, (iv) employee engagement, and (v) participation in events organized by various organizations. In 2021, we further expanded our diversity disclosures by publishing the Equal Employment Opportunity (EEO-1) diversity data in our Sustainability Report.

Climate Change

The Board of Directors actively oversees climate-related risks and opportunities, and oversees the executive team in its assessment, agenda-setting and strategic initiatives. Established processes for performance and risk assessments are in place and are informed by experts from within and outside the organization, as well as by the executive team.

We are committed to communicating with transparency and report in line with the Sustainability Accounting Standards Board (SASB) and the Task Force on Climate-related Financial Disclosures (TCFD) guidelines.

Additionally, we sponsor the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change.

During 2021, the Company made significant strides in our sustainability efforts:

·	We achieved our lowest greenhouse gas (GHG) emissions intensity in company history and are on track to achieve 15-20% emissions intensity reduction by 2030 (from 2019 baseline)

·	We revised and strengthened our 2008 climate change position

·	We established a goal to achieve zero routine flaring by 2030

·	We obtained third-party assurance of our 2020 Scope 1 and 2 GHG emissions, and expanded our GHG reporting to include our estimated Scope 3, Category 11 – Use of Sold Products emissions

·	We added a GHG emissions intensity metric to accompany the safety and spill rate metrics in the ESG component of the Company’s Annual Incentive Plan (AIP)

ii      MURPHY OIL CORPORATION

Health, Safety & Environment

Charles H. Murphy, Jr. was a forerunner in the environmental awareness movement. His efforts helped lead to new standards and practices for the oil and natural gas industry and we strive to do the same today.

·	We established a Health, Safety and Environmental Committee of the Board in 1993

·	Safety metrics, including both employees and contractors, have been included in annual incentive plan performance metrics since 2008

·	Environmental metrics have been included in annual incentive plan performance metrics since 2016

·	We are a founding member of the API Environmental Partnership, launched in 2017, which is focused on cutting methane emissions

·	Our worldwide Health, Safety and Environment Management System applies to every Murphy employee, contractor and partner

·	We have a dedicated Health, Safety and Environment Executive Advisory Committee

We monitor environmental performance and strive for continual improvement:

·	In 2021, the Company achieved the remarkable milestone of zero hydrocarbon spills (exceeding one barrel) to the environment

·	We adopted granular GHG emissions performance metrics reported in our monthly Financial & Operational update, increasing visibility to operations and management

·	Continuing to eliminate gas pneumatics instruments

·	All future Murphy developments will be built with instrument air in lieu of natural gas activation

Our Communities

Working with Communities

·	We communicate with community stakeholders to understand issues applicable to our operations and to mitigate potential risks

·	Opportunities to support local communities through:

-	Prioritization of local suppliers

-	Threshold investment targets for local content

-	Specifications for local companies or workers

-	Commitments to social investment programs

·	We actively seek to understand and respond to community feedback, concerns or grievances

Committed to the Dignity and Rights of All People

·	Enacted a Human Rights Policy and Indigenous Rights Policy

Investing in Our Communities

·

Long time commitment with the El Dorado Promise Scholarship Program – through a $50 million commitment from the Company, more than 2,850 El Dorado, Arkansas students have received scholarships to colleges and universities

·	Founding member of the South Texas Energy & Economic Roundtable (STEER) program in the Eagle Ford Shale region

·

Numerous corporate citizenship programs, with Murphy employees enthusiastically volunteering their time and generously donating to their communities. In 2021, Murphy matched over $600,000 of employee gifts.

·	Over the last 20 years, Murphy and its employees contributed more than $15 million to benefit the United Way organization

2022 PROXY STATEMENT      iii

 Murphy Oil at a Glance

Our 2021 Financial and

Operational Highlights

Over the course of 2021, the world began to emerge from the COVID-19 pandemic. This resulted in demand for oil and natural gas returning to near pre-pandemic levels and a recovery in commodity prices. As Murphy established its plans going forward, the Company focused on our simple strategy of Delever, Execute, Explore.

First and foremost, Murphy established a long-term goal to reduce debt by approximately 50%, to $1.4 billion by 2024 at conservative prices1, so that the Company is better able to withstand volatile swings in future commodity price cycles. In 2021, Murphy achieved the first step in its long-term deleveraging plan by reducing total debt by approximately $530 million, or 17%, from year-end 2020, in part through the redemption of $300 million of its 2024 senior notes and $200 million repayment of its revolving credit facility.

Murphy maintained its leading execution ability during the year with additional wells brought online and oil production exceeding guidance. As part of the Company’s focus on execution, Murphy continued to reduce costs throughout the year and achieved record-low selling and general expenses of $122 million, a 13% decline from 2020, and lease operating expenses of $8.65 per barrel of oil equivalent, which was 5% less than the prior year. The team’s strong execution efforts were further highlighted by maintaining the schedule for major operated Gulf of Mexico projects, as well as the overall asset base with 102% total proved reserve replacement. Murphy also continues to have success with its sustainability efforts, as the Company again achieved excellent safety metrics while accomplishing significant environmental milestones of record-low greenhouse gas emissions intensity and zero IOGP2 spills in 2021.

Lastly, Murphy continues to manage its exploration program in preparation for drilling key wells in 2022, along with plans to continue growing its acreage position in the Gulf of Mexico during the year through participation in a federal lease sale.

Overall, Murphy remains disciplined in its strategy and is well-positioned for generating free cash flow through increased oil-weighted production as Gulf of Mexico major projects come online, while continuing to focus on shareholder returns through its debt reduction efforts and long-standing dividend.

Highlights for 2021 include:

Delever

·	Redeemed $300 MM of 2024 Senior Notes

·	Reduced total debt by approximately $530 MM, or ~17%, since year-end 2020 through significant cash flow generation

·	Remained on track to achieve $1.4 BN debt target by year-end 2024 at conservative prices[1]

Execute

·	Maintained schedule for major operated offshore projects with first oil expected in second quarter of 2022

·	Achieved record-low selling and general expenses of $122 MM, a 13% reduction from 2020

·	Recognized record-low lease operating expenses of $8.65 / BOE, 5% below 2020

Explore

·	Prepared to spud non-operated Cutthroat exploration well offshore Brazil in first quarter of 2022

·	Named apparent high bidder on 3 deepwater blocks in Gulf of Mexico Federal Lease Sale 257

·	Advanced 2022 exploration drilling program plans with partners

[1]	Assumes $65 WTI oil price for 2022 and $55 WTI oil price for 2023 onwards, assuming no exploration success
2	International Association of Oil and Gas Producers

iv      MURPHY OIL CORPORATION

Financial

 $1.4 BN

Approximate net cash provided by continuing operations, including noncontrolling interest

 $496 MM

of free cash flow[3,4], with the majority used to repay long-term debt, fund long-standing dividend and increase cash on the balance sheet

Operations

 158,000

barrels of oil equivalent per day produced with 87 thousand barrels of oil per day

 102%

total reserve replacement, with proved reserves of 699 million barrels of oil equivalent and a reserve life index of more than 12 years

Onshore

Eagle Ford Shale

·	Achieved lower downtime and overall lower base decline rates through facility and artificial lift enhancements, along with continued refinement of our operating model and remote operations center

·	Continued decreasing costs for drilling and completions and enhancing efficiencies

Tupper Montney

·	Realized record-high initial production (IP30) rates through modifications in flowback, facilities and wellhead equipment, and procedures that generated lower decline rates

Offshore

U.S. Gulf of Mexico

·

Advanced major operated projects, with completions starting on the 7-well Khaleesi, Mormont, Samurai project and non-operated St. Malo waterflood project installation of the multi-phase pump to occur in first quarter 2022

·	Transported King’s Quay floating production system to its final location in the Gulf of Mexico, remained on track for first oil in the second quarter of 2022

Offshore Canada

·

Announced the Terra Nova partnership reaching an agreement to sanction an asset life extension project. The floating production storage and offloading vessel (FPSO) is now in Spain for drydock work before an anticipated online date late in the fourth quarter 2022

[3]

Free cash flow is calculated as net cash provided by continuing operations, less property additions and dry hole costs (excluding King’s Quay), noncash working capital changes and noncontrolling interest distributions

[4]	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric

2022 PROXY STATEMENT      v

 Murphy Oil at a Glance

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above and below exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy

Forward-Looking Statements and Risks

This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of the Company’s exploration programs or in the Company’s ability to maintain production rates and replace reserves; reduced customer demand for the Company’s products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where the Company does business; the impact on the Company’s operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting the Company’s operations or markets; any other deterioration in the Company’s business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance the Company’s outstanding debt or to access debt markets at acceptable prices; and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that the Company files, available from the SEC’s website and from the Company’s website at http://ir.murphyoilcorp.com. The Company undertakes no duty to publicly update or revise any forward-looking statements.

vi      MURPHY OIL CORPORATION

Our Stockholders	48

Audit Committee Report	51

PROPOSAL 3 Approval of Appointment of Independent Registered Public Accounting Firm	52

General Information about the Annual Meeting	54

Proxy Statement Summary and Users’ Guide	55

Annex	58

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 11, 2022. It is expected that this Proxy Statement and related materials will first be provided to stockholders on or about March 25, 2022. The complete mailing address of the Company’s principal executive office is 9805 Katy Freeway, G-200, Houston, Texas 77024. References in this Proxy Statement to “we,” “us,” “our,” “the Company”, “Murphy Oil” and “Murphy” refer to Murphy Oil Corporation and its consolidated subsidiaries.

2022 PROXY STATEMENT      vii

PROPOSAL 1

Election of Directors

WHO WE ARE

HOW WE ARE SELECTED, COMPRISED AND EVALUATED

HOW WE ARE ORGANIZED AND OPERATE

HOW WE ARE COMPENSATED

HOW YOU CAN COMMUNICATE WITH US

THE BOARD RECOMMENDS A VOTE **"FOR"** EACH OF THE PERSONS NOMINATED

2022 PROXY STATEMENT 1

 Who We Are

T. JAY COLLINS Houston, Texas Age: 75 Director Since: 2013

Board Committees

·  Executive Compensation

·  Chair, Finance

·  Nominating & Governance

Other Public Company Directorships

·  Oceaneering International, Inc., Chair, Houston, Texas

Principal occupation or employment

·  President and Chief Executive Officer, Oceaneering International, Inc., from May 2006 to May 2011, retired May 2011

Mr. Collins has extensive knowledge of international management and corporate-development. As a prior President and Chief Executive Officer of Oceaneering International, Inc., he has substantial knowledge and experience in the oil and natural gas industry. Among other qualifications, Mr. Collins brings to the Board experience in field operations, executive management and finance.

STEVEN A. COSSÉ New Orleans, Louisiana Age: 74 Director Since: 2011

Board Committees

·  Finance

·  Health, Safety, Environment & Corporate Responsibility

Other Public Company Directorships

·  Simmons First National Corporation, Lead Independent Director, Pine Bluff, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from June 2012 to August 2013, retired from the Company December 2013; previously Executive Vice President and General Counsel of the Company from February 2005 through February 2011, retired from the Company February 2011 to May 2012

Mr. Cossé’s long service in several capacities with the Company has helped him gain a proficient understanding of many areas, including environmental laws and regulations. Among other qualifications, Mr. Cossé brings to the Board expertise in corporate governance, banking, securities laws and executive leadership.

2      MURPHY OIL CORPORATION

CLAIBORNE P. DEMING El Dorado, Arkansas Age: 67 Director Since: 1993

Board Committees

·  Chair of the Board

Other Public Company Directorships

·  Murphy USA Inc., El Dorado, Arkansas

Principal occupation or employment

·  President and Chief Executive Officer of the Company from October 1994 through December 2008, retired from the Company June 2009

Mr. Deming’s experience as former President and Chief Executive Officer of Murphy Oil Corporation gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and over 30 years’ experience in the oil and natural gas industry.

LAWRENCE R. DICKERSON Houston, TX Age: 69 Director Since: 2014

Board Committees

·  Audit

·  Nominating & Governance

Other Public Company Directorships

·  Oil States International, Inc., Houston, Texas

·  Great Lakes Dredge & Dock Corporation, Chair, Oak Brook, Illinois

·  Hercules Offshore, Inc., Chair, Houston, Texas until 2016

Principal occupation or employment

·  President and Chief Executive Officer, Diamond Offshore Drilling, Inc., an offshore drilling company, from May 2008 through March 2014, retired March 2014

Mr. Dickerson’s experience as the President and a director of Diamond Offshore Drilling, Inc., from March 1998, and as Chief Executive Officer, from May 2008 until his retirement in March 2014, brings to the Board broad experience in leadership and financial matters. Among other qualifications, he brings to the Board expertise in international drilling operations.

2022 PROXY STATEMENT      3

 Who We Are

MICHELLE A. EARLEY Austin, Texas Age: 50 Director Since: 2021

Board Committees

·  Finance

Other Public Company Directorships

·  Adams Resources & Energy, Inc., Houston, Texas

Principal occupation or employment

·  Partner, Locke Lord LLP, a premier full-service law firm that provides complex litigation, regulatory and transactional work on behalf of clients across industries and around the world, since 2008

Ms. Earley has extensive experience in mergers and acquisitions, as well as securities regulation and offering matters. As a partner at Locke Lord LLP, she routinely advises boards of directors on corporate governance topics. She brings to the Board expertise in legal matters and corporate governance. She holds a bachelor’s degree from Texas A&M University and a law degree from Yale University.

ROGER W. JENKINS Houston, Texas Age: 60 Director Since: 2013

Board Committees

·  None

Other Public Company Directorships

·  Noble Corporation plc, London, United Kingdom, until February, 2021

Principal occupation or employment

·  President and Chief Executive Officer of the Company since August 2013 and President of Murphy Exploration & Production Company since June 2012

Mr. Jenkins’ leadership as President and Chief Executive Officer of Murphy Oil Corporation allows him to provide the Board with his detailed perspective of the Company’s global operations. With a bachelor’s degree in Petroleum Engineering, a master’s degree in Business Administration and over 39 years of industry experience, he has played a critical leadership role in Murphy’s worldwide exploration and production operations, including the development of the Kikeh field in Malaysia and the Eagle Ford Shale in Texas.

4      MURPHY OIL CORPORATION

ELISABETH W. KELLER Cambridge, Massachusetts Age: 64 Director Since: 2016

Board Committees

·  Audit

·  Chair, Health, Safety, Environment & Corporate Responsibility

·  Nominating & Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President, Inglewood Plantation, LLC, since 2014

Ms. Keller is the President of Inglewood Plantation, LLC and is responsible for the development of strategic vision and oversight of operations of the largest organic farm in Louisiana. She brings to the Board extensive knowledge in health and environmental issues, both domestically and internationally.

JAMES V. KELLEY Little Rock, Arkansas Age: 72 Director Since: 2006

Board Committees

·  Audit

·  Chair, Nominating & Governance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President and Chief Operating Officer, BancorpSouth, Inc., a NYSE bank holding company, from 2001 to August 2014, retired August 2014

Mr. Kelley has extensive knowledge of capital markets and accounting issues. As former President and Chief Operating Officer of BancorpSouth, Inc., he understands the fundamentals and responsibilities of operating a large company. Among other qualifications, Mr. Kelley brings to the Board experience in banking, finance and accounting, as well as executive management.

2022 PROXY STATEMENT      5

 Who We Are

R. MADISON MURPHY El Dorado, Arkansas Age: 64 Director Since: 1993 (Chair, 1994-2002)

Board Committees

·  Chair, Audit

·  Finance

Other Public Company Directorships

·  Murphy USA Inc., Chair, El Dorado, Arkansas

·  Deltic Timber Corporation, El Dorado, Arkansas, until 2018

Principal occupation or employment

·  President, The Murphy Foundation

·  Owner, The Sumac Company, LLC

·  Owner, Arc Vineyards

·  Owner, Presqu’ile Winery

·  Managing Member, Murphy Family Management, LLC, which managed investments, farm, timber and real estate, from 1998 until its dissolution in 2018

Mr. Murphy served at Murphy Oil Corporation as Vice President of Planning and Treasurer from 1988-2000; Chief Financial and Administrative Officer from 2000-2002; and Chair of the Board from 1994 to 2002. This background, along with his current membership on the Board of Directors of Murphy Oil and his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company), and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

JEFFREY W. NOLAN Little Rock, Arkansas Age: 53 Director Since: 2012

Board Committees

·  Executive Compensation

·  Finance

Other Public Company Directorships

·  None

Principal occupation or employment

·  President & Chief Executive Officer, Loutre Land and Timber Company, a natural resources company with a focus on the acquisition, ownership and management of timberland and mineral properties, from 1998 until 2021, retired December 2021

·  Chair of the Board of Directors, First Financial Bank, headquartered in EI Dorado, Arkansas, since 2015

Mr. Nolan’s experience as President and Chief Executive Officer of a natural resources company, in addition to his former legal practice focused on business and corporate transactions, allows him to bring to the Board expertise in legal matters, corporate governance, corporate finance, acquisitions and divestitures and the management of mineral properties.

6      MURPHY OIL CORPORATION

Robert N. Ryan, Jr. Houston, Texas Age: 65 Director Since: 2019

Board Committees

·  Audit

·  Executive Compensation

·  Health, Safety, Environment & Corporate Responsibility

Other Public Company Directorships

·  None

Principal occupation or employment

·  Vice President, Retired, Chevron Corporation, an integrated energy company, since 2018

Mr. Ryan has 41 years of experience in the energy industry including 15 years as Vice President—Global Exploration for Chevron Corporation from 2003 until his retirement in 2018. He brings to the Board extensive experience in worldwide exploration and portfolio management, and a broad knowledge of oil and gas operations and energy policy. He holds degrees in geology.

NEAL E. SCHMALE La Jolla, California Age: 75 Director Since: 2004

Board Committees

·  Chair, Executive Compensation

·  Finance

Other Public Company Directorships

·  WD-40 Company, San Diego, California, until December 2020

Principal occupation or employment

·  President and Chief Operating Officer, Sempra Energy, an energy services holding company, from February 2006 to October 2011, retired October 2011

Mr. Schmale, as former Chief Operating Officer of Sempra Energy, brings to the Board the perspective of a corporate leader having faced external economic, social and governance issues. He also brings specific experience in financial matters from his prior service as Chief Financial Officer of Sempra Energy. He holds degrees in petroleum engineering and law and has a vast knowledge in different fields concerning the oil industry.

2022 PROXY STATEMENT      7

 Who We Are

LAURA A. SUGG Montgomery, Texas Age: 61 Director Since: 2015

Board Committees

·  Executive Compensation

·  Finance

·  Health, Safety, Environment & Corporate Responsibility

Other Public Company Directorships

·  Kinetik Holdings Inc., Houston, Texas

·  Public Service Enterprise Group Inc., Newark, New Jersey

·  Denbury Resources, Plano, Texas, until May 2019

·  Williams Companies Inc., Tulsa, Oklahoma, until 2016

Principal occupation or employment

·  Senior Executive, Retired, ConocoPhillips, then an international, integrated energy company, since 2010

Ms. Sugg’s broad background in capital allocation and accomplishments in the energy industry allow her to bring to the Board expertise in industry, operational and technical matters. Among other qualifications, she brings to the Board specific experience in executive leadership, human resources, compensation and financial matters. As a former leader at ConocoPhillips, Ms. Sugg has a proficient understanding of an oil and natural gas company’s challenges and opportunities.

8      MURPHY OIL CORPORATION

How We Are Selected, Comprised and Evaluated

Diversity

The Board believes it is important for directors to possess a diverse array of attributes, backgrounds, perspectives, skills, and achievements. When considering new candidates, the Nominating & Governance Committee, with input from the Board, adopts criteria for Board membership which encourages a diversity of race, ethnicity, gender and national origin and takes into account other important characteristics, such as sound judgment, professional ethics, practical wisdom and integrity. The Nominating & Governance Committee, when searching for nominees for directors, takes reasonable steps to include diverse candidates in the pool of nominees and any search firm engaged by the Committee is affirmatively instructed to seek diverse candidates. In addition, as stated in the Company’s Corporate Governance Guidelines, “the Company endeavors to have a board representing diverse experience at policy-making levels in business areas that are relevant to the Company’s global activities”. The goal is to assemble and maintain a Board comprised of individuals that not only bring to bear a wealth of business and/or technical expertise, but that also demonstrate a commitment to ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

The matrix below outlines the diverse set of skills and expertise represented on the Company’s Board:

SKILLS AND EXPERTISE

EXPERIENCE

Former CEO	●	●	●	●		●	●		●

Senior Management/Corporate Culture	●	●	●	●		●	●	●		●	●	●	●

Accounting/Audit				●		●	●	●		●	●	●	●

Finance/Banking		●	●		●		●	●	●		●	●

Corporate Governance	●	●	●	●	●	●	●	●	●			●

Law	●		●		●				●		●

Government Relations/Public Policy	●			●	●		●	●		●		●

Industry	●	●	●	●	●			●	●	●	●	●	●

Operations		●		●				●		●	●	●	●

Environment, Health & Safety	●		●	●		●			●	●	●	●	●

Business Development & Corporate Strategy	●	●		●		●	●	●	●	●	●	●	●

Human Capital/Compensation	●	●		●		●	●	●		●	●	●

Board of Directors	●	●	●	●	●	●	●	●	●	●	●	●	●

Risk Management		●		●			●	●		●	●		●

International Business	●	●		●				●		●	●	●	●

2022 PROXY STATEMENT      9

DEMOGRAPHICS

RACE/ETHNICITY

African American					●

Asian/Pacifica Islander

White/Caucasian	●	●	●	●		●	●	●	●	●	●	●	●

Hispanic/Latino

Native American

GENDER

Male	●	●	●	●			●	●	●	●	●		●

Female					●	●						●

BOARD TENURE

Years	28	8	10	7	1	5	15	28	9	2	17	6	8

Age	67	75	74	69	50	64	72	64	53	65	75	61	60

10      MURPHY OIL CORPORATION

Majority Voting

The Company’s belief in directors’ accountability is evident in the provision in our Corporate Governance Guidelines providing that an incumbent director who fails to receive a majority of votes cast for re-election shall tender a resignation to the Board. To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the thirteen nominees for director whose names are set forth herein. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board may reduce its size. However, the Company does not expect this to occur. All nominees other than Michelle A. Earley were elected at the last Annual Meeting of Stockholders. Ms. Earley, recommended by members of the Board, was appointed as a director as of June 10, 2021.

The Board, at its regularly held meeting on February 2, 2022, determined that Mr. Collins’ and Mr. Schmale’s continued service on the Board is in the best interest of the Company as it navigates the energy transition and continues to focus on its strategy of deleveraging. The Board determined that the foregoing reasons constitute a special circumstance under the Corporate Governance Guidelines.

Director and Nominee Independence

The Company’s belief in the importance of directors’ independence is reflected by the fact that all directors, other than Mr. Roger Jenkins, have been deemed independent by the Board based on the rules of the New York Stock Exchange (“NYSE”) and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating & Governance Committee at its February meeting considered familial relationships (Mr. Deming, Mr. Murphy and Ms. Keller are first cousins).

In 2021, the Company paid a total amount of $24,000 to The Murphy Foundation (Mr. Murphy) for a parking lot lease agreement in El Dorado, Arkansas.

Mr. Deming, the independent Chair of the Board, serves as presiding director at regularly scheduled board meetings as well as at no less than three meetings solely for non-employee directors. The meetings for non-employee directors are held in conjunction with the regularly scheduled February, August and December board meetings. If the Company had a non-employee director that was not independent, at least one of these meetings would include only independent non-employee directors.

COMPOSITION OF THE BOARD

92% INDEPENDENT	85% OIL AND NATURAL GAS EXPERIENCE	23% TENURE OF 5 YEARS OR LESS

2022 PROXY STATEMENT      11

How We Are Organized and Operate

Board Leadership Structure/Separate Chair and CEO Positions

The positions of Chair of the Board and the Chief Executive Officer of the Company are held by two individuals. Mr. Deming serves as the Chair of the Board as a non-executive and independent director. Mr. Jenkins is the Company’s President and Chief Executive Officer. Along with the Chair of the Board of Directors and the Chief Executive Officer, other directors bring different perspectives and roles to the Company’s management, oversight, and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the Chief Executive Officer is most familiar with the Company’s business and most capable of leading the execution of the Company’s strategy. The Board believes that separating the roles of Chair and Chief Executive Officer is currently in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

The Board exercises risk management oversight and control both directly and indirectly, the latter through various Board Committees. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, including the related risks. Further, the Company strives to provide continuing education to our Board on topics that assist in the execution of their duties, including ESG matters. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements and the Company’s key human capital management strategies. The Audit Committee is responsible for oversight of certain risks, including financial, cybersecurity, information security, and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. In addition, the Company maintains property and casualty insurance coverage that may cover damages caused as a result of a cybersecurity event. The Finance Committee works in concert with the Audit Committee on certain aspects of risk management, including hedging and foreign exchange exposure. The Nominating & Governance Committee, in its role of assessing the overall corporate governance structure of the Company, including financial strategy, reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. The Health, Safety, Environment & Corporate Responsibility Committee oversees management of risks associated with environmental, health and safety issues. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and by management about the known risks to the strategy and the business of the Company.

Committees

The standing Committees of the Board are the Audit Committee, the Executive Compensation Committee, the Finance Committee, the Health, Safety, Environment & Corporate Responsibility Committee, and the Nominating & Governance Committee.

The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, and the review of programs related to risk oversight, including cybersecurity, and compliance with the Company’s Code of Business Conduct and Ethics.

The Audit Committee meets with representatives of the independent registered public accounting firm and with members of the internal audit function for these purposes. In February 2021, the Board designated Mr. Dickerson as its “Audit Committee Financial Expert” as defined in Item 407 of Regulation S-K.

All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors, administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors, and reviews the Company’s key human capital management strategies. The Compensation Discussion and Analysis section contains additional information about the Executive Compensation Committee. In carrying out its duties, the Executive Compensation

12      MURPHY OIL CORPORATION

Committee will have direct access to outside advisors, independent compensation consultants and others to assist them.

All of the members of the Executive Compensation Committee are independent under the rules of the NYSE and the Company’s independence standards.

The Finance Committee assists the Board of Directors on matters relating to the financial strategy, liquidity position and financial policies and activities of the Company. In addition, the Finance Committee reviews and makes recommendations with respect to the Company’s capital structure, major capital projects and any dividend or share repurchase programs. The Finance Committee also works in consultation with the Audit Committee on the Company’s risk management strategy, including hedging and foreign exchange exposure.

The Health, Safety, Environment & Corporate Responsibility Committee assists the Board and management in monitoring compliance with applicable environmental, health and safety laws, rules and regulations as well as the Company’s response to laws and regulations as part of the Company’s business strategy and operations. The Committee assists the Board on matters relating to the Company’s response to evolving public issues affecting the Company in the realm of health, safety, and the environment. Consideration of evolving matters regarding the climate, responsible business conduct, the community, and review of the Company’s sustainability reports and other ESG issues that could affect the Company’s business activities is also within the purview of this Committee. To supplement the expertise of the Committee (as well as the full Board) and assist the Committee in the discharge of its duties, the Company regularly brings in outside subject matter experts and also continuously briefs the Committee on current and developing issues relevant to the Company’s business. The Committee has benefited from the Company’s involvement with groups such as the American Petroleum Institute (API) and sponsorship of initiatives like the Massachusetts Institute of Technology’s Joint Program on the Science and Policy of Global Change, which keeps abreast of emerging issues with respect to climate change.

The Nominating & Governance Committee identifies and recommends potential Board members, recommends to the Board the slate of directors nominated for selection at the annual meeting, recommends appointments to Board Committees, oversees evaluation of the Board’s performance, and assesses and makes recommendations concerning the overall corporate governance structure of the Company, including proposed changes to the Corporate Governance Guidelines of the Company. The Committee also oversees the Company’s lobbying activities and political spending, and reviews current and emerging governance trends, issues and concerns that may affect the Company’s business, operations, performance, or reputation. All of the members of the Nominating & Governance Committee are independent under the rules of the NYSE and the Company’s independence standards.

Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Committee’s Charter and in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend Board candidates for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024. As a matter of policy, candidates recommended by stockholders are evaluated on the same basis as candidates recommended by Board members, executive search firms or other sources.

Committee Charters

Charters for the Audit, Executive Compensation, Finance, Health, Safety, Environment & Corporate Responsibility and Nominating & Governance Committees, along with the Corporate Governance Guidelines, Code of Business Conduct and Ethics and the Ethical Conduct for Executive Management, are available on the Company’s website: ir.murphyoilcorp.com/corporate-governance/governance-documents. The information on the website is not deemed part of this proxy statement and is not incorporated by reference.

Board and Committee Evaluations

Our Board of Directors recognizes that a thorough evaluation process is an important element of corporate governance and enhances our Board’s effectiveness. Therefore, each year, the Chair of the Board and the Chair of each Board Committee request that the directors provide their assessment of the effectiveness of the full Board and each of the committees on which they serve. The Corporate Secretary is instructed by each Chair to manage the distribution and collection of the individual assessment forms which is conducted electronically through a third-party vendor portal. Once each director submits the completed assessment(s) through the portal, the responses are organized and summarized by the Corporate Secretary and provided to each Chair for review and discussion at the next scheduled meeting during executive session.

It should be noted that the Board and each Board Committee reviews the adequacy of its own performance through self-evaluation, but the Nominating & Governance Committee is charged with evaluating the adequacy of the entire process. Thus, each year, the Nominating & Governance Committee reviews and determines if the assessment forms stimulate a thoughtful evaluation about the Board and each Committee’s function and provides a forum for feedback on areas of improvement.

2022 PROXY STATEMENT      13

Meetings and Attendance

During 2021, there were six meetings of the Board, five meetings of the Audit Committee, three meetings of the Executive Compensation Committee, four meetings of the Finance Committee, three meetings of the Nominating & Governance Committee and three meetings of the Health, Safety, Environment & Corporate Responsibility Committee. All nominees’ attendance substantially exceeded 75% of the total number of meetings of the Board and committees on which they served. All the Board members attended the 2021 Annual Meeting of Stockholders. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend each Annual Meeting of Stockholders.

The Board and Committees

	Audit	Executive Compensation	Finance	Health, Safety, Environment & Corporate Responsibility	Nominating & Governance

T. Jay Collins		M	C		M

Steven A. Cossé			M	M

Claiborne P. Deming

Lawrence R. Dickerson	M				M

Roger W. Jenkins

Michelle A. Earley			M

Elisabeth W. Keller	M			C	M

James V. Kelley	M				C

R. Madison Murphy	C		M

Jeffrey W. Nolan		M	M

Robert N. Ryan, Jr.	M	M		M

Neal E. Schmale		C	M

Laura A. Sugg		M	M	M

C = Chair                 M = Member                   = Audit Committee Financial Expert

14      MURPHY OIL CORPORATION

How We Are Compensated

The Company’s standard arrangement for the compensation of non-employee directors divides remuneration into cash and equity components. This approach aligns the interests of directors and the stockholders they represent. The Company further targets total director compensation at a level near the 50th percentile of the competitive market (as determined by our Executive Compensation Committee (the “Committee”) together with its independent compensation consultant, Meridian Compensation Partners LLC (“Meridian”), enhancing the Company’s ability to retain and recruit qualified individuals.

Directors can elect to defer their cash compensation into the Company’s Non-Qualified Deferred Compensation Plan for Non-Employee Directors (“NED DCP Plan”). Deferred amounts are deemed to be notionally invested through a fund in the Company’s stock. The “Fees Earned or Paid in Cash” column in the 2021 Director Compensation Table on the next page includes any amounts that were voluntarily deferred into the NED DCP Plan.

For 2021, the cash component consisted of an annual retainer of $85,000. Supplemental retainers were paid to the Chair of the Board ($35,000), Audit Committee Chair ($18,000), the Audit Committee Financial Expert ($7,000), other members of the Audit Committee ($5,000), Finance Committee Chair ($18,000), other members of the Finance Committee ($5,000), Executive Compensation Chair ($13,000), and the Chair of each other committee ($10,000). The Company also reimburses directors for reasonable travel, lodging and related expenses they incur in attending Board and committee meetings.

Also, in 2021, the total equity compensation for non-employee directors was maintained at a grant date fair value of $200,000 to keep the total director compensation near the 50th percentile of the Company’s peer group, enhancing the Company’s ability to retain and recruit qualified individuals. Each non-employee director, other than Ms. Earley, received 15,221 time-based restricted stock units on February 3, 2021, which cliff vest after one year. Ms. Earley was appointed to the Board of Directors on June 10, 2021 and was awarded equivalent equity-based compensation on a pro-rated basis at that time (consisting of 5,655 restricted stock units).

Pursuant to the 2021 Stock Plan for Non-Employee Directors and the applicable award agreements thereunder, directors can elect to defer settlement of their restricted stock units. In 2021, Messrs. Collins, Deming, Dickerson, Nolan, Schmale, Ms. Earley and Ms. Sugg elected to defer settlement of their restricted stock units to either (1) termination of service from the Board or (2) on a future date selected by the director at the time of their deferral election.

The non-employee directors are eligible to participate in the matching charitable gift program on the same terms as Murphy employees. Under this program, an eligible person’s total charitable gifts of up to $7,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals an amount equal to twice the amount (2 to 1) contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations an amount equal to (1 to 1) the contribution made by the eligible person. Those amounts are in the column below showing “All Other Compensation”.

2022 PROXY STATEMENT      15

2021 Director Compensation Table

	Fees Earned or Paid in Cash ($)		Stock Awards[1,2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)		All Other Compensation[4] ($)	Total ($)

Claiborne P. Deming	120,012	[5]	200,004	—	—	—		12,500	332,516

T. Jay Collins	108,012	[5]	200,004	—	—	—		25,000	333,016

Steven A. Cossé	90,012		200,004	—	—	—		25,000	315,016

Lawrence R. Dickerson	97,012		200,004	—	—	—		—	297,016

Michelle A. Earley	50,833	[6]	133,345	—	—	—		—	184,178

Elisabeth W. Keller	96,262		200,004	—	—	—		—	296,266

James V. Kelley	100,012		200,004	—	—	—		—	300,016

R. Madison Murphy	113,012		200,004	—	—	—	[7]	25,000	338,016

Jeffrey W. Nolan	90,012		200,004	—	—	—		15,167	305,183

Robert N. Ryan, Jr.	90,012		200,004	—	—	—		25,000	315,016

Neal E. Schmale	103,012	[5]	200,004	—	—	—		15,000	318,016

Laura A. Sugg	90,012		200,004	—	—	—		6,000	296,016
1

Represents grant date fair value of time-based restricted stock units awarded in 2021 as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the Company’s 2021 Form 10-K Annual Report.

2	At December 31, 2021, total time-based restricted stock units outstanding were:

Restricted Stock Units

Claiborne P. Deming	22,377

T. Jay Collins	31,231

Steven A. Cossé	22,377

Lawrence R. Dickerson	22,377

Michelle A. Earley	5,655

Elisabeth W. Keller	22,377

James V. Kelley	22,377

R. Madison Murphy	22,377

Jeffrey W. Nolan	31,231

Robert N. Ryan, Jr.	18,297

Neal E. Schmale	31,231

Laura A. Sugg	31,231
3

The 1994 Retirement Plan for Non-Employee Directors was frozen on May 14, 2003. At that time, then current directors were vested based on their years of service, with no further benefits accruing and benefits being paid out according to the terms of the plan. Only Mr. Murphy continues to be eligible for benefits under the plan.

4	Amounts include the matching charitable contributions the Company made on behalf of the directors for fiscal year 2021 pursuant to the Company’s Gift Matching Program.

5	The director elected to defer payment of such amounts under the NED DCP Plan.

6	Ms. Earley was appointed to the Board effective June 10, 2021. The amounts shown reflect fees Ms. Earley earned for service during the second half of fiscal year 2021.

7	The annual change in accumulated benefits in 2021 for Mr. Murphy was negative (-$7,722), it was therefore excluded from this column and from the Director Compensation Table Total column.

16      MURPHY OIL CORPORATION

How You Can Communicate With Us

The Board values input from stockholders and other stakeholders and therefore provides a number of means for communication with the Board. Stockholders are encouraged to communicate by voting on the items in this proxy statement, by attending the annual meeting, by participating in the Company’s quarterly calls or webcast investor updates and by reaching out at any time via mail or email. The Corporate Governance Guidelines provide that stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Corporate Secretary, Murphy Oil Corporation, 9805 Katy Freeway, G-200, Houston, Texas 77024 or via email at Ted_Botner@murphyoilcorp.com. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary.

2022 PROXY STATEMENT      17

PROPOSAL 2

Advisory Vote To Approve Executive Compensation

THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

18 MURPHY OIL CORPORATION

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The Company has determined to submit Named Executive Officer compensation to an advisory (non-binding) vote annually. At the 2021 Annual Meeting, stockholders endorsed the compensation of the Company’s Named Executive Officers with over 81% of the votes cast supporting the proposal.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2021 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Committee or the Board of Directors. The Board of Directors and the Committee value the opinions of stockholders and to the extent there is a significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Committee will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

2022 PROXY STATEMENT      19

 Compensation

 Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides stockholders with an understanding of the Company’s compensation philosophy, objectives, policies and practices in place during 2021, as well as factors considered by the Executive Compensation Committee of the Board of Directors (referred to in this CD&A as the “Committee”) in making compensation decisions for 2021. For your reference, the Company’s CD&A is outlined in the following sections:

This CD&A focuses on the compensation of the Company’s Named Executive Officers (“NEOs”) listed below, whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in the proxy statement.

Name	Title
Roger W. Jenkins	President & Chief Executive Officer
David R. Looney	Executive Vice President & Chief Financial Officer
Eric M. Hambly	Executive Vice President, Operations
E. Ted Botner	Senior Vice President, General Counsel and Corporate Secretary
Thomas J. Mireles	Senior Vice President, Technical Services

20      MURPHY OIL CORPORATION

Executive Summary

As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. The Company is proud to rank in the top quartile in low greenhouse gas emissions intensity amongst its oil-weighted peers, and be named one of America’s Most Responsible Companies for 2022 by Newsweek. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond.

2021 Financial Highlights

Murphy established a simple strategy of Delever, Execute, Explore and remained in alignment with these priorities throughout the year. Our 2021 financial and operating highlights include the following:

·	Maintained capital discipline with 2021 capital expenditures of $671 million[1], excluding reimbursed King’s Quay expenditures

·

Closed the transfer of Murphy’s interest in the King’s Quay floating production system in March 2021 for proceeds of $268 million, a portion of which was used to fully repay the senior unsecured revolving credit facility

·	Generated $496 million of free cash flow[2,3], with the majority used to repay long-term debt, fund long-standing dividend and increase cash on the balance sheet

·	Repaid $530 million of total debt, achieving 17% debt reduction since 2020

·	Increased liquidity to $2.1 billion, comprised of $1.6 billion undrawn senior credit facility and $521 million of cash and cash equivalents, including noncontrolling interest (NCI)

·	Recognized record-low lease operating expenses of $8.65 per barrel of oil equivalent, a 5% reduction from 2020

·	Achieved record-low selling and general expenses of $122 million, a 13% reduction from 2020

2021 Operational Highlights

·	Produced 158 thousand barrels of oil equivalent per day with 87 thousand barrels of oil per day

·	Maintained schedule on operated Gulf of Mexico major projects with first oil expected to occur second quarter of 2022

·	Achieved total reserve replacement of 102% with proved reserves of 699 million barrels of oil equivalent and over a 12-year reserve life index

Compensation Objectives and Key Decisions

Murphy’s compensation program is designed to align the financial interests of our NEOs with the financial interests of our stockholders. Key features of the program include:

·	Annual incentive plan based on the achievement of financial and operational goals aligned with our business strategy and stockholder value creation.

·	Long-term incentive plan that is 75% based on our performance, using TSR relative to peers and a measure of capital efficiency.

·	Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process.

The Committee regularly reviews the design of our programs to ensure that they remain aligned with evolving market conditions and compensation governance standards.

Murphy values feedback from our stockholders and has responded to such feedback by making several enhancements to our compensation programs in recent years. For example, for 2021, the Committee approved changes to the annual incentive plan which included further emphasis on capital returns, adding a free cash flow metric, decreasing emphasis on volume-based metrics, and adding a greenhouse gas (GHG) emissions intensity reduction metric.

During 2021, the Company reached out to institutional investors representing over 60% of shares outstanding and engaged in discussions with institutional investors representing 40% of shares outstanding.

For the 2022 annual incentive plan, the Committee, at their February 1 meeting, approved the removal of the production metric and increased emphasis on ESG and financial metrics.

1.	Calculated on a “value of work done” basis.
2.	See Annex for reconciliations of non-GAAP financial measures to their most closely comparable GAAP metric.
3.

Free cash flow is calculated as net cash provided by continuing operations, less property additions and dry hole costs (excluding King’s Quay), noncash working capital changes and noncontrolling interest distributions.

Note: Unless otherwise noted, the financial and operating highlights and metrics discussed above and below exclude noncontrolling interest, thereby representing only the amounts attributable to Murphy.

2022 PROXY STATEMENT      21

CEO Compensation

2021 Pay Actions and Outcomes

For 2021, changes were made to our executive compensation program as part of a multi-year review process, driven by changes in the Company’s asset portfolio, evolving industry practices, and shareholder feedback. We believe the changes we have made serve to better align the compensation of our executives with the interests of our shareholders, and support our focus on cash flow generation, capital returns, and environmental stewardship.

To better align pay to be competitive with a reconstituted peer group used for benchmarking compensation, in 2021:

·

Mr. Jenkins’ base salary was partially restored to $1,000,000, approximately 25% less than his salary at the beginning of 2020 (prior to the 35% reduction of his base salary in April 2020 related to the COVID-19 pandemic).

·

His annual incentive award (cash bonus, payable in first quarter 2022) was paid at the level of $1,950,904, which represents 146.14% of his target award opportunity, a level commensurate with those of other AIP participants.

·	The Committee approved his annual equity award with a grant date fair value of $7,549,063, reflecting a decrease of 10% compared with the value of the 2020 awards.

In aggregate, Mr. Jenkins’ total direct compensation for 2021 was $10,488,823, which is an approximate 7.5% increase in total compensation from his 2020 level of $9,761,038, but remains 26.3% lower than his 2019 total compensation of $14,230,172.

Realizable compensation for 2017, 2018 and 2019 includes the year-end value of performance units adjusted for actual performance over the full three-year performance period.

22      MURPHY OIL CORPORATION

Reported and Realized Pay

Since a majority of reported pay for our Chief Executive Officer represents potential pay, we also consider pay actually realized each year. The following graph shows reported pay included in the 2021 Summary Compensation Table on page 39 as compared to realized pay during 2021.

2022 PROXY STATEMENT      23

Compensation and Corporate Governance Policies

“What We Do” and “What We Don’t Do”

Murphy is committed to developing and implementing executive compensation and corporate governance policies which are directly aligned with the best interests of our stockholders. In this regard, we have adopted executive compensation practices which are considered to be “best practices” so that we put stockholder’s interests at the forefront. The following table lists the practices that Murphy has implemented which describe the best practices we have adopted as “What We Do” as well as a listing of practices identified as “What We Don’t Do” that we consider not to be aligned with our stockholders’ interests.

What We Do

✔	Stockholder Engagement

The Company engages with stockholders on a regular basis to fully understand the factors considered most important when evaluating the Company.

✔	Stock Ownership Guidelines

Directors are expected to own and hold Company shares equal in value to five times their annual cash retainer within five years of commencing service. Officers are expected to own and hold Company shares at least equal in value to a multiple of base salary within five years of appointment to the officer’s position, which for 2021 was as follows: 5.0 times for the CEO, 2.5 times for EVPs, 2.0 times for SVPs, and 1.0 times for VPs. For 2022, the target share ownership multiples were increased to 6.0 times for the CEO and to 3.0 times for EVPs.

During 2021, all Directors and NEOs were in compliance with the Company’s stock ownership guidelines.

✔	75% of NEO Equity is Performance-based

PSUs, which comprise 75% of equity awards, are tied to both relative and absolute multi-year performance goals, with 60% based on our TSR relative to peers and 15% based on our EBITDA/Average Capital Employed (“ACE”), each measured over a three-year performance period. Relative TSR PSUs may not be earned above target if TSR over the performance period is negative.

✔	Insider Trading Policy

In 2022, the Board strengthened the Company’s insider trading policy. The Company will provide annual training to employees on the policy.

✔	Anti-Hedging Policy

Directors, officers, and employees are prohibited from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds, or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s securities.

✔	Clawback Provision

The Company has adopted a policy allowing for the recovery of equity and cash incentive-based compensation from our NEOs under certain circumstances including upon (i) restatement of Company financial statements and (ii) reputational harm.

✔	Independent Compensation Consultant

The Company has retained independent compensation consultants to assist it and the Committee in evaluating and setting executive compensation.

✔	Annual Stockholder Say-on-Pay Vote

Since the inception of the stockholder advisory vote regarding Say-on-Pay, Murphy has allowed for such a vote annually and has received a favorable voting result each year.

✔	Double Trigger Change in Control (CIC) Provisions

Equity awards granted on or after February 2019 and cash severance benefits are both subject to double trigger CIC provisions (i.e., NEO incurs a qualifying termination within 24 months of a CIC).

24      MURPHY OIL CORPORATION

What We Don’t Do

×	No Employment Agreements

The Company does not have written employment agreements specifying compensation levels and practices for its CEO and other NEOs. The only written agreements in effect are the Severance Protection Agreements which provide NEOs, including the CEO, certain severance benefits in the case of a qualifying termination occurring within 24 months following a CIC transaction.

×	No Tax Gross-Up Payments

The Company does not provide the NEOs, including the CEO, with tax gross-up payments for any form of executive compensation, including the CIC severance compensation.

×	No Backdating or Repricing of Stock Options

Murphy has never engaged in the practice of backdating or repricing stock options or other forms of equity compensation.

×	No Payment of Dividends on Unearned Performance Awards or Time-based Awards

The Company does not pay dividends on unearned long-term performance awards or time-based awards. However, during the performance or service period, dividends accrue on unearned awards and will be paid solely to the extent the underlying award vests.

×	No Pledging of Shares Unless Stock Ownership Guidelines are Met

A director or officer may not pledge Company securities, including the purchasing of Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in our stock ownership guidelines. Any pledging of shares must be in compliance with applicable law and must be disclosed to the Company in advance.

×	No Payment of Awards Greater Than Target in Event of Negative TSR During the 3-Year LTI Performance Period

Payouts under PSU grants are capped at target if the Company’s TSR is negative over the applicable measurement period but would result in payout greater than target.

×	No Perquisites

In 2021, our NEOs did not receive any perquisites or special executive benefits.

2022 PROXY STATEMENT      25

Stockholder Engagement

The Company values the feedback and insights that it receives from its stockholders through ongoing dialogue. At the 2021 Annual Meeting, a proposal seeking an advisory vote on executive compensation for the Company’s NEOs (see “Tabular Information for Named Executive Officers”) was submitted to stockholders.

10th consecutive year to reach out to our top shareholders	Outreach to stockholders holding more than 60% of shares	Meetings with stockholders holding over 40% of shares

The Committee is cognizant of the advisory vote results of say-on-pay and will communicate directly with investors/stockholders as required to address their concerns. Even in years of strong say-on-pay support, we engage with our stockholders on a regular basis to ensure we fully understand the factors they consider to be most important when evaluating our Company. During 2021, in addition to regular discussions with stockholders regarding our financial results, members of our executive management proactively engaged in discussions with institutional investors soliciting investors’ input regarding the strengths and weaknesses of the Company’s strategy, corporate governance, executive compensation and sustainability. Murphy extended the opportunity for one-on-one discussions with the 25 largest institutional investors holding significant ownership interests in Murphy. A number of significant investors responded favorably to the opportunity to share their views and provided meaningful input.

During recent years, the Company has made several positive changes to our programs in an effort to improve our programs and demonstrate responsiveness to stockholder feedback:

Responsive Program Changes Over Recent Years
3-year performance period for PSUs	Single peer group for compensation and performance

PSU award payout capped at 100% if TSR is negative	Double-trigger equity acceleration in a Change-in-Control

Added Return on Average Capital Employed (ROACE) measure to PSU program	Added reputational harm as a trigger in our Clawback Policy

Changes for 2021
Added Greenhouse Gas (GHG) Emissions Intensity Metric to AIP	Added Free Cash Flow Metric to AIP

Added General & Administrative (G&A) Expense Metric to AIP	Decreased Emphasis on Volume-Based Metrics in AIP
Highlights for 2022
Removed Production Metric from AIP	Increased Emphasis on ESG and Financial Metrics in AIP

26      MURPHY OIL CORPORATION

Elements of Compensation

The Company’s executive compensation program includes a base salary, an annual cash-based incentive opportunity, long-term incentive compensation and employee benefits. The Committee believes that the majority of an executive officer’s total direct compensation opportunity (which includes base salary, annual and long-term incentive opportunities) should be performance-based. The Committee determines an executive’s total direct compensation opportunity based on peer company information and survey data provided by Meridian so that the program is competitive with the peer group with an aim to attract and retain talented executives.

2021 Compensation Program Structure

Sound corporate and compensation governance are pillars of our corporate culture at Murphy. The Committee and the executive management team at Murphy Oil continually seek to improve the alignment of our compensation programs with the interests of our stockholders and with industry dynamics.

To motivate, attract and retain executives who are critical to our long-term success, Murphy believes its executive compensation program should be competitive with peer companies in the oil and natural gas industry and executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event the Company does not achieve its performance objectives.

As a result, Murphy has structured its cash and equity-based compensation program to provide 71% of CEO and 64% of other NEO target total direct compensation in performance-based components tied to the achievement of short-term and long-term performance criteria aligned with the Company’s business objectives. Including time-vested restricted stock awards, approximately 90% of CEO target compensation and 80% of other NEO target compensation are at-risk for financial performance, stock price performance, and continued employment.

Short-term incentives are paid in the form of annual cash bonus opportunities tied to the achievement of specific performance goals aligned with stockholder value creation. Long-term incentives combine performance-based restricted stock units (referred to in this CD&A as “PSUs”) and time-based restricted stock units (referred to in this CD&A as “RSUs”) to provide a compensation opportunity aligned with the Company’s long-term stock performance, delivered through awards that are performance based in absolute and relative terms, while also encouraging retention.

2022 PROXY STATEMENT      27

A. Base Salary

The objectives of the base salary component of compensation are:

1	to provide a fixed level of compensation to compensate the executive for day-to-day execution of primary duties and responsibilities;

2	to assist the Company in the attraction and retention of a highly skilled competitive leadership team by paying base salaries competitive with those paid by the Company’s peer group; and

3	to provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance.

The Company targets the median (“50th percentile”) of competitive market pay levels for the base salary of the NEOs because it allows the organization to recruit, attract, and retain qualified management talent having the requisite skills and competencies to manage the Company and to deliver additional value for stockholders. In practice, some executives are paid above or below the 50th percentile because of their individual job performance, time in the position, and/or tenure with the Company. Executives’ salaries are ultimately determined based on the market pay levels, as well as a combination of experience, duties and responsibilities, individual performance, Company performance, general economic conditions and marketplace compensation trends.

2021 Base Salary Actions: Partial Restoration of 2020 Reductions

In April 2020, in response to the impact of COVID-19 and declining commodity prices on our business, the Committee approved some of the most significant executive salary reductions in the oil and natural gas industry. Our CEO’s salary for 2020 was reduced by 35%, salaries for our other executives were reduced by as much as 30% with an average of 22%.

For 2021, as part of a multi-year review process, driven by changes in the Company’s asset portfolio, evolving industry practices, and shareholder feedback, the Committee decided to partially restore the salaries for our executives to better align pay to be competitive with a reconstituted peer group. In February 2021, the Committee approved annual adjustments to the base salaries for Messrs. Jenkins, Looney, Hambly, Botner, and Mireles, of 15%, 26%, 17%, 13%, and 24%, respectively. However, none of our executives’ salaries were fully restored to the levels in effect prior to the April 2020 reductions, with the exception of certain executives receiving increases due to promotions or responsibility. Our CEO’s salary for 2021 is approximately 25% lower than it was prior to the April 2020 reductions, and the salaries for our other executives, excluding those receiving salary increases due to promotions, were approximately 8.5% lower on average. We believe the changes made serve to better align the compensation of our executives with the interests of our shareholders, and support our focus on cash flow generation, capital returns, and environmental stewardship.

The chart below details our NEOs’ 2020 and 2021 base salaries and adjustments:

Named Executive Officer	Pre-COVID-19 Reduction Base Salary Q1 2020	Post-COVID-19 Reduction Base Salary 2020	2021 Base Salary	Change in Base Salary from Post-COVID-19 Reduction Base Salary 2020 (%)[1]	Change in Base Salary from Pre-COVID-19 Reduction Base Salary Q1 2020 (%)

Roger W. Jenkins	$1,332,500	$866,125	$1,000,000	15%	-25%

David R. Looney	$679,543	$475,680	$600,000	26%	-12%

Eric M. Hambly	$550,515	$490,000	$575,000	17%	4%

E. Ted Botner	$418,620	$375,000	$425,000	13%	2%

Thomas J. Mireles	$431,766	$323,825	$400,000	24%	-7%
1.	Increases reflect adjustments to align more closely with competitive levels among peers, and to partially restore previously reduced salary levels.

28      MURPHY OIL CORPORATION

B. Annual Incentive Plan (AIP)

The objectives of the Company’s annual incentive program are:

1	to provide cash-based incentive compensation linked to Company performance to those officers, executives, and key employees who contribute significantly to the growth and success of the Company;

2	to attract and retain individuals of outstanding ability;

3	to align the interests of those who hold positions of major responsibility in the Company with the interests of the Company’s stockholders; and

4	to encourage excellent operational performance by rewarding executives when they achieve this level of performance.

Generally, the Committee sets each NEO’s annual target incentive at the 50th percentile of competitive market pay levels. Executives have the opportunity to be compensated above the 50th percentile when the Company has above market performance based on established performance measures. In February 2021, the Committee reviewed an analysis of the top executives prepared by Meridian and approved adjustments, where necessary, to bring target bonus percentages in line with the market. For 2021, the target bonus percentages of the Company’s NEOs were at the median of the competitive market.

The following annual incentive plan target increases were made to move the incentive targets closer to the market median of the Company’s peer group based on data provided by Meridian:

Named Executive Officer	2020 Annual Incentive Target (As % of Base Salary)	2021 Annual Incentive Target (As % of Base Salary)	Adjustment for 2021

Roger W. Jenkins	135%	135%	—

David R. Looney	90%	90%	—

Eric M. Hambly	85%	90%	—

E. Ted Botner	60%	80%	20%[1]

Thomas J. Mireles	60%	75%	15%[1]
1.	Target bonus increases for Mr. Botner and Mr. Mireles reflect adjustment to better align incentive opportunities with competitive levels for their respective positions.

2022 PROXY STATEMENT      29

PERFORMANCE METRICS AND WEIGHTINGS

The table below provides the performance metrics and weightings for the 2021 AIP program. The Committee modified the AIP performance metrics to further emphasize cash flow and climate goals by:

·	maintaining an emphasis on capital return,

·	adding a free cash flow metric,

·	increasing the emphasis on cost management by adding a general and administrative (G&A) expense metric, in addition to the existing lease operating expense (LOE) metric,

·	decreasing the emphasis on volume-based metrics, and

·	adding a greenhouse gas (GHG) emissions intensity reduction metric, for which aggressive goals must be achieved to earn a payout.

2021 Performance Criteria
Metric	Weighting		Rationale

ESG (15%) Safety
Total Recordable Incident Rate (TRIR)[1]	5%		The health and safety of the Company’s employees and contractors is important to the Company. Inclusion of a safety metric reflects the Company’s emphasis on safe operations by both employees and contractors.

Environmental
Spill Rate[2]	5%		Inclusion of a spill metric reflects the Company’s commitment to environmentally sound operations.
Greenhouse Gas (GHG) Emissions Intensity	5%		Inclusion of a GHG metric reflects the Company’s commitment to environmental stewardship and sustainability

Financial (70%)
Return on Average Capital Employed (ROACE)[3] AIP Free Cash Flow (FCF)[4] Lease Operating Expense (“LOE”)/BOE[5] General and Administrative (G&A) Expense[6]	20 20 15 15	% % % %	These financial goals focus on cost management, financial discipline and encourage employees to manage costs relative to gross margins and the commodity price environment.

Operational (15%)
Production Target (BOEPD)	15%		The primary business objectives for an exploration and production company are to find oil and natural gas reserves at a competitive cost while generating economic value for its stockholders and assuring that reserves are prudently converted into production and ultimately cash flow.
1	Defined as the combined number of incidents for both contractors and employees worldwide per 200,000 work hours. The lower the result, the better the performance.

2	Defined as the number of spills equal to or greater than one barrel per million BOEs1 produced. Like TRIR, the lower the spill rate, the better our environmental performance.

3

ROACE is calculated by dividing the Company’s EBITDA for fiscal year 2021 by the sum of the opening plus closing Capital Employed (total equity + total long-term debt + total short-term debt) divided by two (EBITDA/ACE). EBITDA may be adjusted for items which effect the representation of EBITDA to underlying performance, e.g. unrealized mark to market movements on commodity hedging.

4

AIP Free Cash Flow, for the purpose of compensation, is an internal management metric and is calculated as “accrual basis” operating cash flow less “value of work done” capital expenditures and may be adjusted for certain items to ensure fair comparability to target.

5

A barrel of oil equivalent (BOE) is a term used to summarize the amount of energy that is equivalent to the amount of energy found in one barrel of crude oil. One barrel of oil is generally deemed to have the same amount of energy content as 6,000 cubic feet of natural gas.

6

General and Administrative Expense is a management metric for the purpose of compensation to incentivize overhead cost management. It includes certain cash controllable overhead costs and excludes certain short-term and long-term incentive costs.

30      MURPHY OIL CORPORATION

PERFORMANCE TARGETS AND GOAL SETTING PROCESS

The Company maintains its annual incentive program for NEOs and other executives and key employees under the 2017 Annual Incentive Plan (the “2017 Plan”). Under the terms of the 2017 Plan, achievement of 100% of the target rate results in the payment of 100% of individual target awards. However, the Committee may exercise its discretion to reduce amounts otherwise earned and payable to the NEOs. No awards are payable if performance falls below the threshold level.

The following table summarizes the performance metrics, respective weighting of performance metrics and weighted performance scores based on actual performance, used in determining each NEO’s annual incentive award for 2021. Based on the Company’s 2021 performance versus the goals originally established in February 2021, the AIP generated a payout of 146.14% of target for the NEOs. We typically set threshold, target, and maximum performance levels for each of our quantitative performance metrics. As shown, for 2021 we did so for all metrics except Free Cash Flow. In early 2021, in light of continued uncertainty and commodity price instability, we felt that it was appropriate to set a target for Free Cash Flow, but did not feel comfortable that we could set an appropriate range for threshold and maximum performance. At the end of 2021, we presented the Committee with Free Cash Flow performance statistics both with and without adjustment for commodity prices. Our raw and adjusted performance were both in excess of target and of results from the prior three years. In light of the magnitude of unadjusted Free Cash Flow and the way in which we used increased cash flow to pay down debt and improve our long-term financial health, the Committee felt that 2021 performance merited a maximum payout on Free Cash Flow.

2021 AIP Metrics and Results
Metric	Threshold	Target	Maximum	Actual Results	Payout Achieved	Weighting	Result

ROACE	8.70%	9.70%	10.70%	16.9%	200%	20.00%	40.00%

AIP Free Cash Flow	—	$6 MM	—	$517.6 MM	200%	20.00%	40.00%

G&A	$165 MM	$160 MM	$155 MM	$161.2 MM	88%	15.00%	13.20%

LOE/BOE	$9.03	$8.60	$7.74	$8.60	100%	15.00%	15.03%

TRIR	0.47	0.36	0.00	0.28	122%	5.00%	6.11%

Spill Rate (bbls per MMBOE)	6.80	3.20	0.00	0.0	200%	5.00%	10.00%

Greenhouse Gas (GHG) Emissions (metric ton CO2e per MMBOE)	15,800	14,500	12,500	12,676	191%	5.00%	9.56%

Production Target (BOEPD)	151,525	159,500	167,475	156,559	82%	15.00%	12.23%

Total							146.14%

2021 AIP payouts are set forth in the table below:

Named Executive Officer	2021 Base Salary Earnings	Target Bonus as a Percentage of Base Salary Earnings	Target Bonus Award (Base Salary Earnings Multiplied by Target Bonus Percentage)	Earned Award (146.14% of Target)

Roger W. Jenkins	$988,856	135%	$1,334,956	$1,950,904

David R. Looney	$589,658	90%	$ 530,692	$ 775,553

Eric M. Hambly	$567,929	90%	$ 509,095	$ 743,991

E. Ted Botner	$420,841	80%	$ 330,422	$ 482,879

Thomas J. Mireles	$393,661	75%	$ 291,198	$ 425,556

2022 PROXY STATEMENT      31

C.   Long-term Incentive Compensation

The objectives of the Company’s long-term incentive program are:

1   to align executives’ interests with the interests of stockholders;

2   to reinforce the critical objective of building stockholder value over the long term;

3   to assist in the long-term attraction, motivation, and retention of an outstanding management team;

4   to complement the short-term performance metrics of the 2017 Plan; and

5   to focus management attention upon the execution of the long-term business strategy of the Company.

The Company generally targets the median of competitive market pay levels for the annual grant value of long- term incentive compensation.

The Committee considers a number of factors when determining each NEO’s LTI target value. These factors include competitive market data, overall Company performance, internal equity, and individual performance. In addition, the Committee considers the number of shares available for future grants and the potential dilutive effect of equity awards granted to the NEOs and other employees. Based on these considerations, the Committee set each NEO’s LTI target value generally at the 50th percentile of competitive market practice.

Long-term incentive grants for each NEO were awarded 75% in the value of PSUs and 25% in the value of RSUs.

In February 2021, the Committee approved long-term incentive grants with target award opportunities for each NEO based upon the 50th percentile of the target award opportunities set by our peer group.

The mix of 2021 LTI awards was:

·	75% in PSUs, with 60% tied to relative total shareholder return (“TSR”) and 15% tied to EBITDA/ACE

·	25% in RSUs

NEO grants were as follows:

Named Executive Officer	Number of Time-Based Restricted Stock Units[1,2]	Number of Performance-Based Restricted Stock Units[1,2]

Roger W. Jenkins	125,000	375,000

David R. Looney	43,200	129,700

Eric M. Hambly	43,200	129,700

E. Ted Botner	20,700	62,000

Thomas J. Mireles	20,700	62,000
1	Time-based and Performance-based RSU awards generally vest on the third anniversary of the award’s grant date.

2	Grant date fair values are listed in the 2021 Grants of Plan-Based Awards Table.

TIME-BASED RESTRICTED STOCK UNITS

RSUs awarded in 2021 vest on the third anniversary of the grant date. Dividend equivalents are accumulated during the performance period and pay out only if the underlying RSUs vest and are earned. Holders of RSUs do not have any voting rights.

32      MURPHY OIL CORPORATION

PERFORMANCE-BASED RESTRICTED STOCK UNITS

TSR as Performance Metric (80% of PSU Value)

The Committee believes that a performance unit program based on TSR relative to peer companies aligns pay and a three-year Company performance cycle generally match the industry peers comprising the prevailing peer group used for compensation benchmarking. TSR is determined by calculating the stock price appreciation, or reduction per share, for the performance period assuming dividends are reinvested on a monthly basis. For purposes of this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding and the last month of the performance period. Notwithstanding the satisfaction of any performance goals, the number of shares granted, issued, retainable and/or vested under an award of PSUs on account of either financial performance or personal performance evaluations may, to the extent specified in the applicable award agreement, be reduced by the Committee on the basis of such further considerations as determined by the Committee in its sole discretion.

Payout / Performance Leverage

80% of the 2021 PSUs are based on the Company’s TSR compared to the TSR of an index of our peer group of energy companies (identified below) (“TSR Units”). Performance is measured over a three-year period (“Performance Measurement Period”).

In February 2021, the Committee approved an increase to the maximum level payout from 150% to 200% at the 90th percentile or above TSR ranking and the elimination of 125% at 75th percentile TSR ranking payout level. The number of TSR Units earned will be based on the Company’s percentile ranking in TSR over the Performance Measurement Period compared to that of the Company’s peer group, as set forth in the table below:

Performance Achievement (TSR Percentile Ranking)	Payout (% of Target)	Payout capped at 100% if TSR is negative over the Performance Measurement Period
Below 25th Percentile	0%
25th Percentile (Threshold)	50%
50th Percentile (Target)	100%
90th Percentile or Above (Maximum)	200%

A prorated percentage of TSR Units will vest and be paid for performance between the 25th and 90th TSR percentiles.

As mentioned previously, payouts for the 2021 PSU grants are capped at target if the Company’s TSR is negative over the Performance Measurement Period but would result in payout greater than target.

ROACE as a Performance Metric (20% of PSU Value)

20% of the 2021 PSUs are measured by ROACE, (the “ROACE Units”), which will be based on the Company’s achievement of the amount determined by dividing the Company’s cumulative EBITDA by ACE, as defined above, for the Performance Measurement Period, as set forth in the table below:

ROACE Performance Level	Payout (% of Target)

Below 9.9%	0%

9.9% (Threshold)	50%

12.4% (Target)	100%

14.9% or Above (Maximum)	200%

2022 PROXY STATEMENT      33

The payout percentage in respect of the ROACE Units will be interpolated for points between the threshold and maximum performance levels.

FORM OF COMPENSATION SELECTION AND PLAN INFORMATION

As noted above, the Committee currently uses two principal forms of long-term incentive compensation: RSUs and PSUs. While the Committee expects to continue to use these two principal forms of equity-based incentives going forward, it is possible that the Committee may adopt a different long-term incentive compensation strategy in future years in response to changes in the competitive marketplace, regulatory actions, and/or changes to business strategy.

In order to provide for flexibility going forward, the 2020 Long Term Incentive Plan (the “2020 LTI Plan”) provides possible alternative long-term equity incentive awards in addition to time-based and performance-based restricted stock units, including stock options, stock appreciation rights, performance shares, phantom units, dividend equivalents, and other stock-based incentives.

2019 – 2021 PSUs

The following provides a summary of the results for our current NEOs for fiscal year 2021 based on relative TSR performance and the impact of such performance upon grants occurring in 2019:

Name	PSUs Granted in 2019	Payout (% of Target)	PSUs earned (excluding dividends)

Roger W. Jenkins	283,000	86.6%	245,078

David R. Looney	85,000	86.6%	73,610

Eric M. Hambly	66,000	86.6%	57,156

E. Ted Botner	23,000	86.6%	19,918

Thomas J. Mireles	30,000	86.6%	25,980

34      MURPHY OIL CORPORATION

D.   Employee Benefits

The objectives of the Company’s employee benefits program are:

1	to provide an employee benefit package with the same level of benefits provided to all Company employees which is competitive within the Company’s industry sector; and

2	to offer executives indirect compensation which is efficient and supplemental to their direct compensation to assist with retirement, health, and welfare needs for individuals and their families.

The Company’s executives are provided usual and customary employee benefits available to all employees, including the NEOs. These include thrift savings (401(k)), life insurance, accidental death and dismemberment insurance, medical/dental insurance, vision insurance, long-term disability insurance, and a Company-sponsored pension plan. Effective with the spin-off of Murphy’s former U.S. retail marketing operation, Murphy USA Inc. (MUSA) on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Certain Company employees’ benefits under the U.S. plan were frozen at that time. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula.

Tax regulations adversely affect certain highly compensated employees by restricting their full participation in qualified pension and defined contribution (thrift) plans. In an effort to provide the same level of retirement benefit opportunity for all employees, including the NEOs, the Company maintains a Supplemental Executive Retirement Plan (the “SERP”). The purpose of the SERP is to restore pension plan and thrift plan benefits which are not payable under such plans because of certain specified benefit and compensation limitations under tax regulations. The benefit to the Company of this arrangement is the retention and long-term service of employees who are otherwise unprotected by employment contracts.

The SERP is unfunded and is subject to general credit of the Company. Other than the SERP, the Company does not offer a deferred compensation alternative to the NEOs.

During 2021, the Company granted 1,542,400 shares as full value awards. As of December 31, 2021, 3,476,400 shares remain available for future grants of full value awards under the 2020 LTI Plan.

2022 PROXY STATEMENT      35

Compensation

Oversight and Processes

The Committee oversees and approves the compensation of the NEOs. The Committee currently consists of five members, all of whom have been determined by the Board to satisfy the heightened independence requirements of the NYSE and the Company’s categorical independence standards. The Nominating & Governance Committee recommends nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members are appointed and approved by the Board and may be removed by the Board at any time. Members of the Committee during 2021 were Neal E. Schmale (Chair), T. Jay Collins, Jeffrey W. Nolan, Robert N. Ryan, Jr., and Laura A. Sugg.

The Committee reviews and approves corporate goals and objectives relevant to the CEO’s and other NEO’s compensation and evaluates the CEO’s performance in light of these goals and objectives. Any decisions regarding the CEO’s compensation are made solely by the Committee based on that evaluation. For NEOs other than the CEO, the Committee considers the performance evaluations made by the CEO and the recommendations of the CEO.

The Committee administers and makes recommendations to the Board with respect to the Company’s incentive and equity-based compensation plans, and it reviews and approves awards granted under such plans.

Additionally, the Committee periodically reviews and makes recommendations to the Board on the Company’s key human capital management strategies, policies and procedures.

Role of Independent Compensation Advisory Firm

As set forth in its charter, which can be found on the Company’s website ir.murphyoilcorp.com/corporate-governance/governance-documents, the Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or senior executive compensation and has the sole authority to approve the consultant’s fees and other retention terms. Advice and assistance from internal or external legal, accounting or other advisors is also available to the Committee. During 2021, Meridian provided the Committee with, among other things, an analysis of trends and compensation data for general industry, the oil and natural gas industry and a select group of comparator companies within the oil and natural gas industry.

All Meridian invoices were approved by the Committee’s Chair prior to payment. In their roles as an advisor to the Committee, Meridian attended the four Committee meetings in 2021 and provided the Committee with objective and expert recommendations, analyses, independent advice and information with respect to executive and director compensation. Meridian did not provide any other consulting services to the Committee or to the Company, other than those dealing with executive compensation and the compensation of non-employee directors.

The Committee annually evaluates the performance and independence of its compensation consultants. In October 2021, Meridian delivered a letter to the Committee that provided full disclosure relating to Meridian’s relationship to the Company, taking into account the SEC’s Consultant Independence Factors and Meridian’s Independence Policy. The Committee has determined that there are no business or personal relationships between Meridian and the members of the Committee or the Company’s executive officers that may create a conflict of interest impairing Meridian’s ability to provide independent objective advice to the Committee.

2021 Peer Group Determination

In February 2021, the Committee engaged Meridian to determine appropriate comparator companies for purposes of peer compensation analysis. Meridian recommended the adoption of, and the Committee approved, the same peer group of comparable companies to be used for both the Company’s 2021 Compensation and TSR peer group, except for adjustments to the peer group due to mergers, acquisitions and bankruptcy activities. The recommendation included the elimination of Chesapeake Energy Corporation, Matador Resources Company, Noble Energy, Inc., SM Energy Company and Whiting Petroleum Corporation and the addition of PDC Energy, Inc., Talos Energy Inc., and Kosmos Energy Ltd. On October 1, 2021, Cimarex Energy Co. and Cabot Oil & Gas Corporation completed their previously announced merger. At that time, both were removed from the Company’s peer group and replaced with the merged company, Coterra Energy Inc.

36      MURPHY OIL CORPORATION

The table below illustrates the changes to the Company’s peer group for 2021:

2021 Peer Group (12 Total Companies)

APA Corporation	Marathon Oil Corporation

CNX Resources Corporation	Ovintiv Inc.

Coterra Energy Inc.	PDC Energy, Inc.

Devon Energy Corporation	Range Resources Corporation

Hess Corporation	Southwestern Energy Company

Kosmos Energy Ltd.	Talos Energy, Inc.

In addition to comparator company information, the Committee uses Mercer US Energy 27 Compensation Survey information to determine competitive market pay levels for the NEOs. The Committee also reviews a special analysis of the competitive pay levels of the Company’s peer group in establishing pay levels for the CEO and NEOs.

The Committee generally takes action on compensation matters, including the grant of long-term incentive awards, at its meeting held in conjunction with the February Board meeting. At this meeting the Committee also considers adjustments to NEO base salary, annual incentive bonus opportunities and grants of long-term incentive awards. The Committee also meets at other times during the year as necessary and, in 2021, met four times.

Risk Evaluation

In order to monitor the risk associated with executive compensation, in October 2021, the Committee reviewed a report from Meridian assessing the risks arising from the Company’s compensation policies and practices. The Committee agreed with the report’s findings that these risks were within the Committee’s ability to effectively monitor and manage and the programs do not encourage unnecessary or excessive risk-taking and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Tax Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility of compensation paid to certain NEOs to $1 MM annually.

The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section 162(m).

2022 PROXY STATEMENT      37

 Executive Compensation Committee

 Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Neal E. Schmale (Chair)

T. Jay Collins

Jeffrey W. Nolan

Robert N. Ryan, Jr.

Laura A. Sugg

38      MURPHY OIL CORPORATION

 Executive Compensation

Tabular Information for Named Executive Officers

Further information with respect to the Named Executive Officers is set forth in the following tables:

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($)	All Other Compensation[4] ($)	Total ($)

Roger W. Jenkins President and Chief Executive Officer	2021	988,856	–	7,549,063	1,950,904	477,905	414,284	11,381,012
	2020	982,733	–	8,297,910	480,395	3,250,213	168,927	13,180,178
	2019	1,332,515	–	10,596,510	2,301,147	4,285,718	288,483	18,804,373

David R. Looney Executive Vice President and Chief Financial Officer	2021	589,658	–	2,610,559	775,553	73,509	119,609	4,168,888
	2020	525,815	100,000	2,521,673	171,358	106,647	86,049	3,511,542
	2019	667,882	–	3,176,130	768,920	100,623	39,976	4,753,531

Eric M. Hambly[6] Executive Vice President	2021	567,929	–	2,610,559	743,991	–	34,885	3,957,364
	2020	477,344	–	2,069,100	146,919	493,227	29,450	3,216,040
	2019	512,470	–	2,473,460	557,219	367,760	31,178	3,942,087

E. Ted Botner[6] Senior Vice President, General Counsel and Corporate Secretary	2021	420,841	–	1,248,522	482,879	40,730	35,570	2,228,542
	2020	378,542	–	689,700	79,349	716,827	44,878	1,909,296

Thomas J. Mireles[6] Senior Vice President	2021	393,661	–	1,248,522	425,556	–	24,429	2,092,168
	2020	350,113	5,700	883,635	76,065	357,935	21,816	1,695,264
1

The restricted stock unit awards are shown at grant date fair value as computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the 2021 Form 10-K report. Performance-based restricted stock unit awards are subject to performance-based conditions and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. The performance-based restricted stock unit awards vest three years from the date of grant if performance conditions are met. Time-based restricted stock unit awards vest three years from the date of grant and are forfeited if the grantee’s employment terminates for any reason other than retirement, death or full disability. There is no assurance that the value realized by the executive will be at or near the value included herein.

2

Reflects payments under our annual incentive program awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported these incentives as a component of compensation expense in the year for which the award was earned.

3

In general, decreases in the discount rates used to value the plan benefits and additional benefit accruals ultimately increased the present values for the reported participants. The amounts shown in this column reflect the annual change in accumulated benefits under the Murphy Oil Supplemental Executive Retirement Plan (see the 2021 Pension Benefits Table below for more information). Also, there are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings (see the 2021 Non-qualified Deferred Compensation Table below for more information).

2022 PROXY STATEMENT      39

4	The total amounts shown in this column for 2021 consist of the following:

Mr. Jenkins $59,931—Company contributions to defined contribution plans; $810—benefit attributable to Company-provided term life insurance policy; $354,143—payment of expenses for home improvements and repairs prior to relocation and sale of home;

Mr. Looney: $35,378—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy; $83,421—payment of expenses for home improvements and repairs prior to relocation and sale of home;

Mr. Hambly: $34,075—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy.

Mr. Botner: $25,250—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy; $9,510—benefit attributable to Company relocation allowances;

Mr. Mireles: $23,619—Company contributions to defined contribution plans; $810—Benefit attributable to Company-provided term life insurance policy.

5	Messrs. Botner and Mireles were not Named Executive Officers in 2019 and, therefore, their compensation is not disclosed for that year.

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2021:

·	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $170,735;

·	the annual total compensation of Chief Executive officer was $11,381,012; and

·	the ratio of these two amounts was 67 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

METHODOLOGY FOR IDENTIFYING OUR “MEDIAN EMPLOYEE”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2021, our employee population consisted of approximately 695 individuals.

To identify our “median employee” from our total employee population, we compared the amount of total taxable earnings reflected in each country’s payroll records, converted to U.S. dollars. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

DETERMINATION OF ANNUAL TOTAL COMPENSATION OF OUR “MEDIAN EMPLOYEE” AND OUR CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2021 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2021 (as set forth in the above 2021 Summary Compensation Table).

Our CEO’s annual total compensation for 2021 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2021 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee”.

40      MURPHY OIL CORPORATION

2021 Grants of Plan-Based Award Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units[3] (#)		Grant Date Fair Value of Stock and Option Awards[4] ($)

Roger W. Jenkins		843,750	1,350,000	3,375,000	—	—	—		—		—
	2/2/2021	—	—	—	150,000	300,000	600,000	[5]	—		4,809,000
	2/2/2021	—	—	—	37,500	75,000	150,000	[5]	—		1,202,250
	2/2/2021	—	—	—	—	—	—		125,000	[5]	1,537,813

David R. Looney		337,500	540,000	1,350,000	—	—	—		—		—
	2/2/2021	—	—	—	51,880	103,760	207,520		—		1,663,273
	2/2/2021	—	—	—	12,970	25,940	51,880		—		415,818
	2/2/2021	—	—	—	—	—	—		43,200		531,468

Eric M. Hambly		323,438	517,500	1,293,750	—	—	—		—		—
	2/2/2021	—	—	—	51,880	103,760	207,520		—		1,663,273
	2/2/2021	—	—	—	12,970	25,940	51,880		—		415,818
	2/2/2021	—	—	—	—	—	—		43,200		531,468

E. Ted Botner		212,500	340,000	850,000	—	—	—		—		—
	2/2/2021	—	—	—	24,800	49,600	99,200				795,088
	2/2/2021	—	—	—	6,200	12,400	24,800				198,772
	2/2/2021	—	—	—	—	—	—		20,700		254,662

Thomas J. Mireles		187,500	300,000	750,000	—	—	—		—		—
	2/2/2021	—	—	—	24,800	49,600	99,200		—		795,088
	2/2/2021	—	—	—	6,200	12,400	24,800		—		198,772
	2/2/2021	—	—	—	—	—	—		20,700		254,662
1

Threshold and maximum awards are based on the provisions in our annual incentive program. Actual awards earned can range from 0 to 250% of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2021 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

2	Threshold and maximum awards are based on the provisions of the applicable PSU award agreements. The payout percentage for TSR units and EBITDA/ACE units will range between 0-200%.

3	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.

4

The grant date value for the RSUs is computed in accordance with FASB ASC Topic 718, excluding forfeiture estimates, as more fully described in Note J to the consolidated financial statements included in the 2021 Form 10-K report. The grant date fair value of the Company’s performance-based restricted stock units is determined using a Monte-Carlo valuation model, as further described in Note J to the consolidated financial statements included in the Form 10-K report.

5	Pursuant to the terms of the award under the 2020 LTIP, the aggregate number of shares allowable for issuance at vest is 500,000.

2022 PROXY STATEMENT      41

2021 Outstanding Equity Awards at Fiscal Year-End Table: Option Awards

Name	Number of Securities Underlying Unexercised Options (#) exercisable[1]	Number of Securities Underlying Unexercised Options (#) unexercisable[1]	Option Exercise Price ($)	Option Expiration Date

Roger W. Jenkins	220,000		49.6500	2/3/2022

	220,000		17.5650	2/2/2023

	161,000		28.5050	1/31/2024

David R. Looney	—	—	—	—

Eric M. Hambly	17,000		49.6500	2/3/2022

	17,000		17.5650	2/2/2023

	13,000		28.5050	1/31/2024

E. Ted Botner	12,000		49.6500	2/3/2022

	12,000		17.5650	2/2/2023

	10,000		28.5050	1/31/2024

Thomas J. Mireles	16,000		49.6500	2/3/2022

	12,000		28.5050	1/31/2024

2021 Outstanding Equity Awards at Fiscal Year-End Table: Stock Awards

Name	Number of Shares or Units of Stocks That Have Not Vested[2] (#)	Market Value of Shares or Units of Stocks That Have Not Vested[3,4,5] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[2] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested[3,4,5] ($)

Roger W. Jenkins	651,928	17,021,830	693,219	18,099,956

David R. Looney	201,516	5,261,586	226,966	5,926,083

Eric M. Hambly	194,222	5,071,125	209,842	5,478,973

E. Ted Botner	64,390	1,681,212	89,160	2,327,971

Thomas J. Mireles	99,686	2,602,813	96,652	2,523,582
1	Stock options are 50% vested after two years and 100% vested after three years.

2	Includes accrued in-kind dividend equivalents on performance-based restricted stock units.

3	Performance-based restricted stock units vest if the Company achieves specific performance objectives at the end of the three-year performance period.

4	Generally, time-based restricted stock units vest on the third anniversary of the date of grant.

5	Value was determined based on a December 31, 2021 closing stock price of $26.11 per share.

42      MURPHY OIL CORPORATION

The table below shows the number of shares of the Company’s common stock acquired during 2021 upon the vesting of stock awards granted to the named executive officers in previous years.

2021 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Roger W. Jenkins	—	—	341,965	4,285,388	[2]

David R. Looney	—	—	118,818	1,605,359	[3]

Eric M. Hambly	—	—	54,175	798,289	[4]

E. Ted Botner	—	—	24,740	310,168	[2]

Thomas J. Mireles	16,000	190,640	49,547	726,922	[4]
1	The value shown reflects the difference between the market price on the date of exercise and the exercise price of the option.

2

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized includes the gross PSU vesting value of $12.3025 per share on February 2, 2021 and RSU vesting values of $13.1600 on February 5, 2021.

3

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized includes the gross PSU vesting value of $12.3025 per share on February 2, 2021 and RSU vesting values of $16.8575 on March 1, 2021.

4

The dollar amounts shown in this column are determined by multiplying the number of shares of common stock underlying vested stock awards by the per share market price (average high and low price) of the Company’s common stock on the vesting date. The total value realized includes the gross PSU vesting value of $12.3025 per share on February 2, 2021 and RSU vesting values of $13.1600 and $16.8950 on February 5, 2021 and April 6, 2021, respectively.

2021 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Roger W. Jenkins	Retirement Plan of Murphy Oil Corporation	20.208	1,268,233	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	20.208	16,288,983	—

David R. Looney	Retirement Plan of Murphy Oil Corporation	3.833	69,686	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	3.833	211,093	—

Eric M. Hambly	Retirement Plan of Murphy Oil Corporation	15.250	479,857	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	15.250	1,014,443	—

E. Ted Botner	Retirement Plan of Murphy Oil Corporation	20.250	1,173,052	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	20.250	1,672,955	—

Thomas J. Mireles	Retirement Plan of Murphy Oil Corporation	16.417	567,348	—
	Murphy Oil Corporation Supplemental Executive Retirement Plan	16.417	786,789	—

The purpose of the Retirement Plan of Murphy Oil Corporation, a tax-qualified defined benefit retirement plan, is to provide retirement and incidental benefits for all employees who complete a period of faithful service. The purpose of the Supplemental Executive Retirement Plan (SERP) is to restore defined benefit and defined contribution benefits which cannot be paid because of certain specified benefit and compensation limitations under the tax-qualified retirement plan. The pension formula used to calculate benefits is: 1.6% times final average pay (FAP) times years of benefit service minus 1.5% times primary social security benefit times years of benefit service (to a maximum of 33 1/3 years). The formula used to calculate the annual cash balance credit benefit is: eligible compensation (base salary earnings plus annual incentive bonus) times a percentage based on total points at January 1 each year. Total points are the sum of age and service at January 1 for each participant. Cash balance credits are accumulated with interest annually at the 10-year treasury rate.

2022 PROXY STATEMENT      43

The FAP used in calculating benefits under the plans is the average cash compensation (salary and annual incentive bonus) over the highest paid 36-month period during the employee’s last ten years of employment. Distribution elections for the qualified plan are made upon retirement. Benefits shown are computed on a single life annuity basis and are subject to a deduction for social security amounts. The pension benefits shown neither reflect any reductions in retirement benefits that would result from the selection of one of the plan’s various available survivorship options nor the actuarial reductions required by the plan for retirement earlier than age 62. For this purpose, Mr. Jenkins’ average compensation was $ 3,535,297; Mr. Hambly’s $ 877,707; Mr. Botner’s $ 645,764; and Mr. Mireles’ $669,895.

The estimated credited years of service used are as indicated in the table.

Effective with the spin-off of MUSA on August 30, 2013, significant modifications were made to the U.S. defined benefit pension plan. Four of the seven NEOs continue to accrue benefits in this plan, however, two NEOs and certain Murphy employees’ benefits under the U.S. plan were frozen at that time. No further benefit service will accrue for the affected employees; however, the plan will recognize future earnings after the spin-off. In addition, all previously unvested benefits became fully vested at the spin-off date. For those affected active employees of the Company, additional U.S. retirement plan benefits will accrue in future periods under a cash balance formula. One NEO, hired following the spin-off, only accrues benefit under the cash balance formula, as applies to all other new hires in the U.S.

The following assumptions were used in determining the present value amounts at December 31, 2021.

·	Discount Rate—2.83% (Murphy Oil Corporation Qualified Retirement Plan); 2.84% (Murphy Oil Corporation Non-Qualified Supplemental Executive Retirement Plan)

·

Mortality Table (Qualified—Retirement Plan and Non-Qualified Supplemental Executive Retirement Plan for Murphy Oil Corporation)— Pri-2012 sex-distinct, retiree tables with a no-collar adjustment and projected generational mortality improvements based on the MMP-2021 scale

·	Interest Rate (with respect to the accrual of benefits under the cash balance formula)—graded rates converging to a long-term assumption of 1.89%

2021 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Roger W. Jenkins	99,161	41,931	719,547	—	3,582,619

David R. Looney	39,464	17,978	24,409	—	292,132

Eric M. Hambly	82,725	16,675	223,046	—	1,551,397

E. Ted Botner	43,625	7,850	99,939	—	655,805

Thomas J. Mireles	6,219	6,219	39,734	—	232,214
1	The executive contributions in the last fiscal year have been included in the “Salary” column for the Named Executive Officer in the 2021 Summary Compensation Table.

2	The registrant contributions in the last fiscal year have been included in “All Other Compensation” column for the Named Executive Officer in the 2021 Summary Compensation Table.

3

The unfunded SERP provides the same investment options available under the qualified 401(k) savings plan. The “Aggregate Earnings” column reflects the different investment returns based upon the Named Executive Officer’s investment selection.

The purpose of the Murphy Oil Corporation 401(k) Plan, a tax-qualified defined contribution retirement plan, is to provide retirement and incidental benefits for all employees who participate in the Plan. The purpose of the SERP is to restore defined benefit and defined contribution benefits which cannot be invested because of certain specified benefit and compensation limitations under the tax-qualified 401(k) Plan.

The employees are immediately vested in all employee and Company matching contributions. The Company matching contributions are limited to dollar for dollar on the first 6%. All employees are allowed to contribute on a pre-tax basis up to 25% of their eligible pay. The table above represents amounts deferred under the SERP for 2021.

44      MURPHY OIL CORPORATION

2021 Potential Payments Upon Termination or Change in Control Table

Since 2019, long-term incentive grants made to the CEO and the seven executive officers reporting directly to the CEO, including the other NEOs, will only accelerate and become vested upon a double-trigger termination, which requires (i) a change in control transaction and (ii) an involuntary termination of the executive’s employment by the Company other than for “Cause” or “Disability” or a termination by the executive for “Good Reason”. In addition, the Company provides competitive cash severance compensation should the CEO or the other NEOs be terminated in connection with a change in control by the Company other than for cause or disability or by the executive for good reason.

In 2013, Mr. Jenkins entered into a Severance Protection Agreement which provides for the payment of severance benefits in a lump sum equal to three times the sum of Mr. Jenkins’ base salary and his average annual bonus over the three fiscal years prior to his termination. Mr. Jenkins’ Agreement was revised in 2019 to include the provisions regarding the double-trigger vesting treatment of long-term incentives described above.

In 2019, the Company entered into Severance Protection Agreements with Messrs. Looney, Hambly and Mireles.    In 2020, the Company entered into a Severance Protection Agreement with Mr. Botner. Each agreement has an initial term of three years, and will automatically be extended for successive one-year periods unless either party provides 90 days prior written notice to not extend the term.

The Severance Protection Agreements with the NEOs other than Mr. Jenkins provide that if, within twenty-four months following a change in control, the Company terminates the NEO’s employment for any reason other than for cause or disability, or the NEO resigns for good reason (as such terms are defined in the agreements), the NEO will be entitled to the following severance benefits:

·

a lump sum cash payment equal to two times (or three times for Mr. Looney) the sum of (i) the NEO’s annual base salary in effect immediately prior to the termination (or if greater, the highest rate in effect at any time during the 90-day period before the change in control) and (ii) the average of the NEO’s annual bonus for the three years prior to the termination (or if greater, the three full fiscal years prior to the change in control);

·	full vesting of all outstanding equity awards;

·	continued life, accident and health insurance coverage for the 30-month period following termination (or the 36-month period following termination for Mr. Looney); and

·	certain relocation benefits.

The NEO’s, including the CEO, are not entitled to any tax gross-up payments for any golden parachute excise tax that may be imposed on them as a result of a change in control and severance benefits resulting from a subsequent termination of employment and will be subject to certain non-competition and non-solicitation restrictive covenants for one year following a termination of their employment that occurs following a change in control.

2022 PROXY STATEMENT      45

The following table presents estimated amounts that would have been payable to the applicable Named Executive Officer if the described event had occurred on December 31, 2021:

Name	Category	Normal Termination ($)	Change of Control ($)
Roger W. Jenkins	Severance	—	7,732,446
	Non-equity compensation[1]	1,950,904	1,950,904
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	8,255,663	26,355,619
	Time-Based Restricted Stock Units	8,766,167	8,766,167
	Stock Options	1,879,900	1,879,900
	Retirement Plan[3]	1,132,644	1,132,644
	Total	21,985,278	47,817,679
David R. Looney	Severance	—	3,515,831
	Non-equity compensation[1]	775,553	775,553
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	2,479,616	8,405,699
	Time-Based Restricted Stock Units	2,781,970	2,781,970
	Stock Options	—	—
	Retirement Plan[3]	—	—
	Total	6,037,139	15,479,053
Eric M. Hambly	Severance	—	3,173,130
	Non-equity compensation[1]	743,991	743,991
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	1,925,349	7,404,322
	Time-Based Restricted Stock Units	3,145,776	3,145,776
	Stock Options	145,265	145,265
	Retirement Plan[3]	—	—
	Total	5,960,382	14,612,484
E. Ted Botner	Severance	—	2,125,394
	Non-equity compensation[1]	482,879	482,879
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	670,955	2,998,926
	Time-Based Restricted Stock Units	1,010,257	1,010,257
	Stock Options	102,540	102,540
	Retirement Plan[3]	198,720	198,720
	Total	2,465,351	6,918,716
Thomas J. Mireles	Severance	—	2,031,694
	Non-equity compensation[1]	425,556	425,556
	Unvested & Accelerated[2]
	Performance-Based Restricted Stock Units	875,159	3,398,740
	Time-Based Restricted Stock Units	1,727,654	1,727,654
	Stock Options	—	—
	Retirement Plan[3]	—	—
	Total	3,028,369	7,583,645
1	Non-equity compensation is calculated under the terms of the 2017 Plan.

2

Reflects the accelerated vesting of LTI only in a double-trigger vesting change in control event. Restricted Stock Unit grants made after January 1, 2021 will only accelerate and vest on a double-trigger basis. All unvested outstanding equity awards made prior to 2021 will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. This amount includes the incremental value of the current unvested outstanding awards. In the event of a termination, the exercise period for stock options is reduced to the lesser of the expiration date of the award or two years from date of termination.

3

Named Executive Officers may receive benefits under the Company’s defined benefit pension plan upon retirement, depending on date of hire, age and years of service at termination. The Pension Benefits Table reports the present value of each Named Executive Officer’s accumulated benefit at December 31, 2021 unadjusted for retirement earlier than age 62, and such benefits are not accelerated or otherwise enhanced in connection with any termination scenario. Messrs. Jenkins and Botner would have been eligible to receive retirement benefits following a termination of employment by reason of retirement on December 31, 2021. Monthly pension benefits are payable in one of the following options: 50% Joint and Survivor; 75% Joint and Survivor; 100% Joint and Survivor; and 10 Years Certain. For purposes of this table, the annual payment of the monthly pension benefits is shown.

46      MURPHY OIL CORPORATION

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)[2]

Equity compensation plans approved by stockholders	5,441,694	37.77	4,270,745
1	Amounts in this column do not take into account outstanding restricted stock units.

2

Number of shares available for issuance includes 3,476,400 available shares under the 2020 LTI Plan and 794,345 available shares under the 2021 Stock Plan for Non-Employee Directors. Assumes each restricted stock unit is equivalent to one share.

2022 PROXY STATEMENT      47

 Our Stockholders

As of December 31, 2021, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock (as of the date of such stockholder’s Schedule 13G filing with the SEC):

Name and address of beneficial owner		Amount and nature of beneficial ownership[1]		Percentage

FMR LLC	245 Summer Street Boston, Massachusetts 02210	23,167,572	[2]	14.999%

BlackRock, Inc.	55 East 52nd Street New York, NY 10055	16,714,797	[3]	10.800%

The Vanguard Group	100 Vanguard Blvd. Malvern, PA 19355	15,008,710	[4]	9.720%

Dimensional Fund Advisors LP	6300 Bee Cave Road, Building One Austin, TX 78746	8,309,276	[5]	5.400%
1.	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for the period ended December 31, 2021.

2.

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 2,112,129 sole voting power shares, -0- shared voting power shares 23,167,572 sole dispositive power shares and -0- shared dispositive power shares.

3.

A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 16,247,826 sole voting power shares, -0- shared voting power shares, 16,714,797 sole dispositive power shares and -0- shared dispositive power shares.

4.

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes -0- sole voting power shares, 147,529 shared voting power shares, 14,749,284 sole dispositive power shares and 259,426 shared dispositive power shares.

.

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 8,219,717 sole voting power shares, -0- shared voting power shares, 8,309,276 sole dispositive power shares and -0- shared dispositive power shares.

48      MURPHY OIL CORPORATION

The following table sets forth information, as of February 14, 2022, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as hereinafter defined), and directors and executive officers as a group.

Name	Personal with Full Voting and Investment Power[1,2]		Personal as Beneficiary of Trusts	Voting and Investment Power Only		Equity Awards Exercisable or Which May Settle Within 60 Days[3]	Total	Percent of Outstanding (if greater than one percent)

Claiborne P. Deming	920,791		1,639,538	—		6,091	2,566,420	1.65%

T. Jay Collins	15,137		—	—		37,322	52,459	—

Steven A. Cossé	140,744		—	—		6,091	146,835	—

Lawrence R. Dickerson	48,240		—	—		21,312	69,552	—

Michelle A. Earley	—		—	—		11,746	11,746	—

Elisabeth W. Keller	60,013		518,224	—		6,091	584,328	—

James V. Kelley	101,859		—	—		6,091	107,950	—

R. Madison Murphy	653,225		1,753,616	931,546	[4]	6,091	3,344,478	2.15%

Jeffrey W. Nolan	319,593		283,252	—		37,322	640,167	—

Robert N. Ryan, Jr.	28,165		5,127	—		6,091	39,383	—

Neal E. Schmale	224,788		—	—		37,322	262,110	—

Laura A. Sugg	7,979		—	—		37,322	45,301	—

Roger W. Jenkins	1,010,784		—	—		161,000	1,171,784	—

David R. Looney	152,131	[5]	—	—		—	152,131	—

Eric M. Hambly	113,268		—	—		30,000	143,268	—

E. Ted Botner	93,440		—	—		10,000	103,440	—

Thomas J. Mireles	57,298		—	—		12,000	69,298	—

Directors and executive officers as a group[6]	4,040,450		4,199,757	931,546		454,892	9,626,645	6.20%
1	Includes Company Thrift (401(k)) Plan shares in the following amounts: Mr. Jenkins—2,534 shares and Mr. Botner—6,497 shares.

2

Includes shares held by spouse and other household members as follows: Mr. Deming—50,224 shares; Ms. Keller—11,023 shares; Mr. Murphy—653,225 (beneficial ownership expressly disclaimed); and Mr. Nolan—161,562 shares.

3	Includes restricted stock units held by our directors and stock options held by our officers.

4

Includes 577,205 shares owned by The Murphy Foundation of which Mr. Murphy is President, beneficial ownership is expressly disclaimed. Includes 300,875 shares owned by The 2011 Murphy Family Trust, beneficial ownership expressly disclaimed. Also, includes 53,466 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

5	Total includes 83,421 shares that are pledged as security.

6	Includes twelve directors, nine executive officers and one director/executive officer.

2022 PROXY STATEMENT      49

Review, Approval or Ratification of Transactions with Related Persons and Code of Business Conduct and Ethics

During 2021, the Company did not have any transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed. The Nominating & Governance Committee reviews ordinary course of business transactions with related parties, including firms associated with directors and nominees for director. The Company’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by the Company’s Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board and must be promptly disclosed to stockholders. No such waivers were granted or applied for in 2021. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

50      MURPHY OIL CORPORATION

 Audit Committee Report

In connection with the Company’s December 31, 2021 consolidated financial statements, the Audit Committee (the “Committee”) reviewed and discussed the audited financial statements with management and the specific disclosures contained in the Company’s Form 10-K, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and considered the compatibility of non-audit services with KPMG LLP’s independence. The Audit Committee also reviewed written disclosures and the letter from KPMG LLP as required by applicable requirements of the PCAOB regarding such independent accountant’s communications with the Audit Committee concerning independence and has discussed the independence with the accountant. The Committee met five times during 2021. Fees for services provided by the Company’s independent registered public accounting firm, KPMG LLP, for the years ended December 31, 2021, and 2020 are as follows:

	2021	2020

Audit fees	$2,027,500	$2,345,000

Audit-related fees[1]	$239,121	$162,572

Audit and audit-related fees	$2,266,621	$2,507,572

Tax fees	—	—

All other fees	—	—

Total fees	$2,266,621	$2,507,572
1

Audit related fees consisted principally of fees for services in connection with documents filed with the SEC, audits of foreign employee benefit plans, and special reports and related accounting consultations.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021.

AUDIT COMMITTEE

R. Madison Murphy (Chair)

Lawrence R. Dickerson

Elisabeth W. Keller

James V. Kelley

Robert N. Ryan, Jr.

2022 PROXY STATEMENT      51

PROPOSAL 3

Approval of Appointment of Independent Registered Public Accounting Firm

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPOVAL OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTIING FIRM FOR THE FISCAL YEAR 2022.

52 MURPHY OIL CORPORATION

PROPOSAL 3

The Board desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP the Company’s independent registered public accounting firm for the fiscal year 2022. KPMG LLP has been serving the Company and its subsidiaries in this role for many years. KPMG LLP has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of KPMG LLP are expected to be present at the Annual Meeting of Stockholders for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so. The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent auditors is in the best interests of the Company and its stockholders.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is also responsible for the audit fee negotiations with KPMG LLP and pre-approves any engagement of KPMG LLP. Under Murphy’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to one or more members of the Audit Committee, provided that decisions of such members to grant pre- approvals is presented at the next scheduled meeting of the Audit Committee. The Audit Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. In the fiscal year 2021, the percentage of services designated for audit fees, audit-related fees, tax fees, and all other fees that were approved by the Audit Committee were 89%, 11%, 0%, and 0%, respectively.

Our Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm, but it is not bound by the stockholders’ vote. Even if the selection of KPMG LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

2022 PROXY STATEMENT      53

 General Information

 About the Annual Meeting

Submission of Stockholder Proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, stockholder proposals for the 2023 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 26, 2022, for inclusion in the proxy materials.

A stockholder may wish to nominate candidates or present a proposal on other business at the Annual Meeting of Stockholders in 2023, but not for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2023 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 12, 2023, and no later than February 11, 2023.

Proxy Access Stockholder Director Nominations

The Company’s by-laws include a proxy access provision. Under the by-laws, stockholders who meet the requirements set forth in the by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2023 Annual Meeting of Stockholders must be received by the Company at its principal executive office no earlier than October 27, 2022 and no later than November 26, 2022, and must meet all the requirements set forth in the by-laws.

Electronic Availability of Proxy Materials For 2022 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 11, 2022. This Proxy Statement and Murphy Oil Corporation’s Annual Report to Stockholders and Form 10-K for fiscal year 2021 are available electronically at www.proxydocs.com/MUR.

Other Information

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and distributing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances, one copy of the Company’s Annual Report or Proxy Statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the Annual Report or Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Murphy Oil Corporation

c/o Corporate Secretary

9805 Katy Freeway, G-200

Houston, Texas 77024

(281) 675-9000

The above Notice and Proxy Statement are sent by order of the Board of Directors.

E. Ted Botner

Senior Vice President,

General Counsel and Corporate Secretary

Houston, Texas

March 25, 2022

54      MURPHY OIL CORPORATION

 Proxy Statement Summary

 and Users’ Guide

				For More Information	Board Recommendation

Proposal 1	Election of Directors			Page 1

	Claiborne P. Deming T. Jay Collins Steven A. Cossé Lawrence R. Dickerson Michelle A. Earley	Roger W. Jenkins Elisabeth W. Keller James V. Kelley R. Madison Murphy Jeffrey W. Nolan	Robert N. Ryan, Jr. Neal E. Schmale Laura A. Sugg

Proposal 2	Advisory Vote to Approve Executive Compensation			Page 18

Proposal 3	Approval of Appointment of Independent Registered Public Accounting Firm			Page 52

INTERNET	MOBILE	PHONE	MAIL	IN PERSON
Go to www.proxyvote.com. You will need the 12-digit number included in your proxy card or notice.	You can scan this QR code to vote with your mobile phone. You will need the 12-digit number included in your proxy card or notice.	Call 1-800-690-6903. You will need the 12-digit number included in your proxy card or notice.	Send your completed and signed proxy card to: Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717	See page 56 regarding meeting attendance.

2022 PROXY STATEMENT      55

When and Where is the Company’s Annual Meeting of Stockholders?

Date: Wednesday, May 11, 2022 Time: 10:00 a.m. Central Daylight Time / 11:00 a.m. Eastern Daylight Time Virtual Location: www.virtualshareholdermeeting.com/MUR2022

May I attend the meeting?

Attendance at the meeting is open to stockholders of record as of March 14, 2022, Company employees and guests. If you are a stockholder, regardless of the number of shares you hold, you may participate in the 2022 Annual Meeting via the virtual meeting website below:

Date: Wednesday, May 11, 2022

Time: 10:00 a.m. CDT / 11:00 a.m. EDT

Virtual Location: www.virtualshareholdermeeting.com/MUR2022

You will need your control number included on your Notice, proxy card or voting instruction form to be admitted to the meeting as a stockholder, vote your shares and ask questions. Those without a control number may attend as guests but will not have the option to vote or ask questions during the meeting.

Stockholders are encouraged to log in to this website before the start time of the virtual-only 2022 Annual Meeting. Online check-in will begin 15 minutes prior to the start of the meeting. A technician will be available to address any technical difficulties via a phone number provided on the virtual meeting website listed above.

Who may vote?

You may vote if you were a holder of record of Murphy Oil Corporation common stock as of the close of business on March 14, 2022. Each share of common stock is entitled to one vote at the Annual Meeting. You may vote in person at the meeting, or by proxy via the methods explained on page 57 of this document.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

Why did I receive a Notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

We are providing access to our proxy materials via the internet. As a result, we have sent a Notice of Internet

Availability instead of a paper copy of the proxy materials to most of our stockholders. The Notice contains instructions on how to access the proxy materials via the internet and how to request a paper copy. In addition, the website provided in the Notice allows stockholders to request future proxy materials in printed form by mail or electronically by email. A stockholder’s election to receive proxy materials by mail or email will remain in effect until the stockholder terminates it.

Why did I receive a paper copy instead of a Notice in the mail regarding the internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Murphy in mailing proxy materials and conserve natural resources, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via email. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

May I vote my stock by filling out and returning the Notice?

No. Instructions on how to access the proxy materials and vote are in the email sent to you and on the Notice.

How can I access the proxy materials through the internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting via the internet. The Proxy Statement and Annual Report are also available at www.proxydocs.com/MUR.

56      MURPHY OIL CORPORATION

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting unless you (i) revoke it at any time before the vote by filing a revocation with the Corporate Secretary of the Company, (ii) duly execute a proxy card bearing a later date or (iii) vote at the meeting. If you voted via the Internet, mobile device or telephone, you can change your vote with a timely and valid later vote or by voting by ballot at the meeting. Proxies returned to the Company, votes cast other than at the meeting and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy card or vote by telephone, mobile device or internet as described in the telephone/ mobile device/internet voting instructions on your proxy card or Notice, the Company will vote your shares as you direct. Your telephone/mobile device/ internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

“Broker non-votes” result when brokers or nominees do not receive instruction from the beneficial owners and that broker or nominee does not have discretionary authority to vote on non-routine matters. The proposal to approve the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year is the only routine matter on the ballot. Abstentions and broker non-votes are not counted as votes cast and have no effect on the outcome of any of the proposals. Under NYSE rules, abstentions will be counted as a vote cast and have the effect of a negative vote. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as Judges of Election for the meeting.

Unless specification to the contrary is made, the shares represented by the enclosed proxy, if signed and returned, will be voted FOR all the nominees for director, FOR the approval of the compensation of the Company’s Named Executive Officers and FOR the approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2022.

The expenses of printing and distributing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by the Company. The Company’s officers or employees, without additional compensation, may solicit the return of proxies from certain stockholders by telephone or other means.

VOTING SECURITIES

On March 14, 2022, the record date for the meeting, the Company had 155,366,471 shares of Common Stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. This amount does not include 39,734,157 shares of treasury stock. Information as to Common Stock ownership of certain beneficial owners and management is set forth in the tables on pages 48 and 49 (“Our Stockholders”).

2022 PROXY STATEMENT      57

 Annex

NON-GAAP RECONCILIATIONS

Presented below is free cash flow (a non-GAAP financial measure calculated as net cash provided by continuing operations, less property additions and dry hole costs (excluding King’s Quay), noncash working capital changes and noncontrolling interest distributions). Management believes free cash flow is important information to provide as it is used by management to evaluate the Company’s ability to generate additional cash from business operations. Free cash flow is a non-GAAP financial measure and should not be considered a substitute for other financial measures as determined in accordance with accounting principles generally accepted in the United States of America. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

($ in millions)	Year Ended December 31, 2021

Net cash provided by continuing operations	$1,422

Property additions and dry hole costs	(670)

Free cash flow (including working capital and noncontrolling interest)	$752

Excludes: Net (decrease) increase in noncash working capital	(118)

Excludes: Distributions to noncontrolling interest	(138)

Free cash flow	$496

58      MURPHY OIL CORPORATION

MURPHY
OIL CORPORATION

OUR PURPOSE

We believe in providing energy that empowers people.

OUR MISSION

We challenge the norm, tap into our strong legacy and use our foresight and financial discipline to deliver inspired energy solutions.

OUR VISION

We see a future where we are an industry leader who is positively impacting lives for the next 100 years and beyond.

OUR BEHAVIORS

Do Right Always

- Respect people, safety, environment and the law
- Follow through on commitments
- Share openly and accurately
- Make it better

Stay With It

- Show resilience
- Lean into challenges
- Support each other
- Consider the implications

Think Beyond Possible

- Offer solutions
- Step up and lead
- Don't settle for "good enough"
- Embrace new opportunities

MUR
LISTED
NYSE

9805 KATY FREEWAY, SUITE G-200

HOUSTON, TEXAS 77024

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 9, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72681-Z81797	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  MURPHY OIL CORPORATION

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	T.J. Collins	☐	☐	☐

	1b.	S.A. Cossé	☐	☐	☐

	1c.	C.P. Deming	☐	☐	☐

	1d.	L.R. Dickerson	☐	☐	☐

	1e.	M.A. Earley	☐	☐	☐

	1f.	R.W. Jenkins	☐	☐	☐

	1g.	E.W. Keller	☐	☐	☐

	1h.	J.V. Kelley	☐	☐	☐

	1i.	R.M. Murphy	☐	☐	☐

	1j.	J.W. Nolan	☐	☐	☐

	1k.	R.N. Ryan, Jr.	☐	☐	☐

	1l.	N.E. Schmale	☐	☐	☐

	1m.	L.A. Sugg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote on executive compensation.	☐	☐	☐

3.	Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

D72682-Z81797

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING MAY 11, 2022

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2022 on May 11, 2022, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side

9805 KATY FREEWAY, SUITE G-200

HOUSTON, TEXAS 77024

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MUR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D72683-P66381                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MURPHY OIL CORPORATION

The Board of Directors recommends you vote FOR the

following:

1.	Election of Directors		For	Against	Abstain

	Nominees:		☐	☐	☐
	1a.	T.J. Collins	☐	☐	☐

	1b.	S.A. Cossé	☐	☐	☐

	1c.	C.P. Deming	☐	☐	☐

	1d.	L.R. Dickerson	☐	☐	☐

	1e.	M.A. Earley	☐	☐	☐

	1f.	R.W. Jenkins	☐	☐	☐

	1g.	E.W. Keller	☐	☐	☐

	1h.	J.V. Kelley	☐	☐	☐

	1i.	R.M. Murphy	☐	☐	☐

	1j.	J.W. Nolan	☐	☐	☐

	1k.	R.N. Ryan, Jr.	☐	☐	☐

	1l.	N.E. Schmale	☐	☐	☐

	1m.	L.A. Sugg	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Advisory vote on executive compensation.	☐	☐	☐

3.	Approval of the appointment of KPMG LLP as independent registered public accounting firm for 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

D72684-P66381

MURPHY OIL CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR ANNUAL MEETING MAY 11, 2022

The stockholder(s) whose name(s) appear(s) on the reverse side hereby appoint(s) Claiborne P. Deming and Roger W. Jenkins, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual-only format via live webcast at www.virtualshareholdermeeting.com/MUR2022 on May 11, 2022, at 10:00 a.m., Central Daylight Time, and any adjournments thereof, as fully as the stockholder(s) could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3. AS FAR AS THE COMPANY KNOWS, THESE ARE THE ONLY MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING. AS TO ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED AS PROXIES MAY VOTE THESE SHARES IN THEIR DISCRETION.

Murphy Oil Corporation encourages you to take advantage of one of the convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the four voting methods detailed on the reverse side of this card to vote these shares.

Continued and to be signed on reverse side